UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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KERYX BIOPHARMACEUTICALS, INC.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KERYX BIOPHARMACEUTICALS, INC.

One Marina Park Drive, 12th Floor

Boston, Massachusetts 02210

Dear Stockholder:

You are cordially invited to our 2017 Annual Meeting of Stockholders, to be held at 10:00 a.m. local time, on Thursday, June 8, 2017, at the offices of our legal counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., located at One Financial Center, Boston, Massachusetts 02111. At the meeting, the stockholders will be asked to (i) elect eight directors for a term of one year, (ii) ratify the appointment of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2017, (iii) consider an advisory vote to approve the compensation of our named executive officers, (iv) consider an advisory vote to approve the frequency of holding an advisory vote regarding the compensation of our named executive officers, (v) ratify the filing and effectiveness of the Certificate of Amendment to our Certificate of Incorporation filed with the Secretary of State of the State of Delaware on May 26, 2016, (vi) approve an amendment to our Certificate of Incorporation to increase our authorized shares of common stock to 230,000,000 shares, and (vi) the transaction of any other business that may properly come before the 2017 Annual Meeting or any adjournment thereof. You will also have the opportunity to ask questions and make comments at the meeting.

In accordance with the rules and regulations of the Securities and Exchange Commission, we are furnishing our proxy statement and annual report to stockholders for the year ended December 31, 2016 on the Internet. You may have already received our “Important Notice Regarding the Availability of Proxy Materials,” which we expect to be mailed on or about April 27, 2017. That notice described how you can obtain our proxy statement and annual report. You can also receive paper copies of our proxy statement and annual report upon request.

It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking our proxy card and returning it as directed. If you do attend the meeting and wish to vote in person, you may revoke your proxy at the meeting. You may also vote over the Internet or by telephone.

If you have any questions about the proxy statement or the accompanying 2016 Annual Report, please contact Brian Adams, our General Counsel and Corporate Secretary at (617) 466-3452.

We look forward to seeing you at the 2017 Annual Meeting.

Sincerely,

Gregory P. Madison

Chief Executive Officer

April 26, 2017

Boston, Massachusetts

KERYX BIOPHARMACEUTICALS, INC.

One Marina Park Drive, 12th Floor

Boston, Massachusetts 02210

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

The 2017 Annual Meeting of Stockholders of Keryx Biopharmaceuticals, Inc. will be held at the offices of our legal counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., located at One Financial Center, Boston, Massachusetts 02111, on Thursday, June 8, 2017, at 10:00 a.m., local time. At the meeting, stockholders will consider and act on the following items:

1.	The election of eight directors to our Board of Directors for a term of one year;

2.	The ratification of the appointment of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2017;

3.	An advisory vote to approve the compensation of our named executive officers;

4.	An advisory vote to approve the frequency of holding an advisory vote on compensation of our named executive officers;

5.	The ratification of the filing and effectiveness of the Certificate of Amendment to our Certificate of Incorporation (the “May 2016 Certificate of Amendment”) filed with the Secretary of State of the State of Delaware on May 26, 2016 (the “Amendment Ratification”);

6.	The approval of an amendment to our Certificate of Incorporation to increase our authorized common stock to 230,000,000 shares; and

7.	The transaction of any other business that may properly come before the 2017 Annual Meeting or any adjournment of the 2017 Annual Meeting.

Only those stockholders of record as of the close of business on April 13, 2017, are entitled to vote at the 2017 Annual Meeting or any postponements or adjournments thereof. A complete list of stockholders entitled to vote at the 2017 Annual Meeting will be available for your inspection beginning on Monday, May 29, 2017, at our offices located at One Marina Park Drive, 12th Floor, Boston, Massachusetts 02210, between the hours of 10:00 a.m. and 5:00 p.m., local time, each business day.

As a result of the vote being taken at the 2017 Annual Meeting on the Amendment Ratification, under Section 204 of the Delaware General Corporation Law, or the DGCL, stockholders of record as of May 26, 2016, other than holders whose identities or addresses cannot be determined from our records, are being given notice of the 2017 Annual Meeting, but are not entitled to attend the 2017 Annual Meeting or vote on any matter presented at the 2017 Annual Meeting unless they were also stockholders as of April 13, 2017, the record date for the 2017 Annual Meeting. This notice and the attached proxy statement constitutes the notice required to be given to our stockholders under Section 204 of the DGCL in connection with the Amendment Ratification, including to our stockholders as of May 26, 2016. Under Sections 204 and 205 of the DGCL, any claim that the defective corporate act ratified under Section 204 is void or voidable due to the failure of authorization, or that the Delaware Court of Chancery should declare in its discretion that a ratification in accordance with Section 204 of the DGCL not be effective or be effective only on certain conditions, must be brought within 120 days from the validation effective time. Accordingly, if the Amendment Ratification is approved at the 2017 Annual Meeting, any claim that the filing and effectiveness of the May 2016 Certificate of Amendment ratified pursuant to the Amendment Ratification is void or voidable due to the failure to receive the requisite stockholder approval at the 2016 Annual Meeting of Stockholders, or that the Delaware Court of Chancery should declare in its discretion that the Amendment Ratification not be effective or be effective only on certain conditions, must be brought within 120 days from the time at which a certificate of validation filed in respect of the Amendment Ratification becomes effective under the DGCL.

YOUR VOTE IS IMPORTANT!

Instructions on how to vote your shares via the Internet are contained on the “Important Notice Regarding the Availability of Proxy Materials,” which we expect to be mailed on or about April 27, 2017. Instructions on how to obtain a paper copy of our proxy statement and annual report to stockholders for the year ended December 31, 2016 are listed on the “Important Notice Regarding the Availability of Proxy Materials.” These materials can also be viewed online by following the instructions listed on the “Important Notice Regarding the Availability of Proxy Materials.”

If you received a paper copy of our proxy statement and annual report, you may vote your shares by completing and returning the enclosed proxy card.

Submitting your proxy does not affect your right to vote in person if you decide to attend the 2017 Annual Meeting. You are urged to submit your proxy as soon as possible, regardless of whether or not you expect to attend the 2017 Annual Meeting. You may revoke your proxy at any time before it is exercised at the 2017 Annual Meeting by (i) delivering written notice to our General Counsel and Corporate Secretary, Brian Adams, at our address above, (ii) submitting a later dated proxy card, (iii) voting again via the Internet as described in the “Important Notice Regarding the Availability of Proxy Materials,” or (iv) attending the 2017 Annual Meeting and voting in person. No revocation under (i) or (ii) will be effective unless written notice or the proxy card is received by our Corporate Secretary at or before the 2017 Annual Meeting.

When you submit your proxy, you authorize Gregory P. Madison and Brian Adams to vote your shares at the 2017 Annual Meeting and on any adjournments of the 2017 Annual Meeting in accordance with your instructions.

By Order of the Board of Directors,

Brian Adams

Corporate Secretary

April 26, 2017

Boston, Massachusetts

KERYX BIOPHARMACEUTICALS, INC.

One Marina Park Drive, 12th Floor, Boston, Massachusetts 02210

Phone: (617) 466-3500

Fax: (617) 466-3501

PROXY STATEMENT

This proxy statement and the accompanying proxy card are being made available via Internet access, beginning on or about Thursday, April 27, 2017, to the owners of shares of common stock of Keryx Biopharmaceuticals, Inc. (the “Company,” “our,” “we,” or “Keryx”) as of April 13, 2017, in connection with the solicitation of proxies by our Board of Directors for our 2017 Annual Meeting of Stockholders (the “Annual Meeting”). We expect to send an “Important Notice Regarding the Availability of Proxy Materials” to our stockholders entitled to vote at the Annual Meeting on or about April 27, 2017. If you received this notice by mail, you will not automatically receive by mail our proxy statement and annual report to stockholders for the year ended December 31, 2016. If you would like to receive a printed copy of our proxy statement, annual report and proxy card, please follow the instructions for requesting such materials in the notice. Upon request, we will promptly mail you paper copies of such materials free of charge.

The Annual Meeting will take place at the offices of our legal counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., located at One Financial Center, Boston, Massachusetts 02111 on Thursday, June 8, 2017, at 10:00 a.m., local time. Our Board of Directors encourages you to read this document thoroughly and take this opportunity to vote, via proxy, on the matters to be decided at the Annual Meeting. As discussed below, you may revoke your proxy at any time before your shares are voted at the Annual Meeting.

Page
PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF UHY LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	48

PROPOSAL THREE: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	49

PROPOSAL FOUR: ADVISORY VOTE TO APPROVE THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	50

PROPOSAL FIVE: RATIFICATION OF THE FILING AND EFFECTIVENESS OF THE CERTIFICATE OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION FILED WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE ON MAY 26, 2016	51
Background	51
The Board Approved the Ratification of the May 2016 Certificate of Amendment	52
Filing of a Certificate of Validation	53
Effect of Ratification; Retroactive Validation of the May 2016 Certificate of Amendment	53
Time Limitations on Legal Challenges to the Ratification of the May 2016 Certificate of Amendment	53
The Consequences if the Amendment Ratification is Not Approved by the Stockholders	53

PROPOSAL SIX: APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED COMMON STOCK TO 230,000,000 SHARES	54

ADDITIONAL INFORMATION	55
Householding of Annual Meeting Materials	55
Stockholder Proposals for Our 2018 Annual Meeting	55
Other Matters	55
Solicitation of Proxies	55
Incorporation of Information by Reference	56

Annex A: Resolutions of the Board of Directors Regarding the Amendment Ratification	A-1
Annex B: Form of Certificate of Amendment of Amended and Restated Certificate of Incorporation of Keryx Biopharmaceuticals, Inc.	B-1

-ii-

QUESTIONS AND ANSWERS

Q. Why did I receive an “Important Notice Regarding the Availability of Proxy Materials?”

A.	In accordance with Securities and Exchange Commission rules, instead of mailing a printed copy of our proxy materials, we may send an “Important Notice Regarding the Availability of Proxy Materials” to stockholders. All stockholders will have the ability to access the proxy materials on a website referred to in the notice or to request a printed set of these materials at no charge. You will not receive a printed copy of the proxy materials unless you specifically request one from us. Instead, the notice instructs you as to how you may access and review all of the important information contained in the proxy materials via the Internet and submit your vote via the Internet.

In addition, as a result of the vote being taken at the Annual Meeting on the ratification of the filing and effectiveness of the Certificate of Amendment to our Certificate of Incorporation filed with the Secretary of State of the State of Delaware on May 26, 2016 (the “Amendment Ratification”), under Section 204 of the DGCL, stockholders of record as of May 26, 2016, other than holders whose identities or addresses cannot be determined from our records, are being given notice of the Annual Meeting, but are not entitled to attend the Annual Meeting or vote on any matter presented at the Annual Meeting unless they were also stockholders as of April 13, 2017, the record date for the 2017 Annual Meeting. This notice and the attached proxy statement constitutes the notice required to be given to our stockholders under Section 204 of the DGCL in connection with the Amendment Ratification, including to our stockholders as of May 26, 2016, other than holders whose identities or addresses cannot be determined from our records. Under Sections 204 and 205 of the DGCL, any claim that the defective corporate act ratified under Section 204 is void or voidable due to the failure of authorization, or that the Delaware Court of Chancery should declare in its discretion that a ratification in accordance with Section 204 of the DGCL not be effective or be effective only on certain conditions, must be brought within 120 days from the validation effective time.

Accordingly, if the Amendment Ratification is approved at the Annual Meeting, any claim that the filing and effectiveness of the May 2016 Certificate of Amendment ratified pursuant to the Amendment Ratification is void or voidable due to the failure to receive the requisite stockholder approval at the 2016 Annual Meeting of Stockholders, or that the Delaware Court of Chancery should declare in its discretion that the Amendment Ratification not be effective or be effective only on certain conditions, must be brought within 120 days from the time at which a certificate of validation filed in respect of the Amendment Ratification becomes effective under the DGCL.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 8, 2017. The proxy statement is available at http://www.astproxyportal.com/ast/11184/.

Q. What is the purpose of the Annual Meeting?

A.	At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice of 2017 Annual Meeting of Stockholders accompanying this proxy statement, including (i) the election of eight directors to our Board of Directors for a term of one year, (ii) the ratification of the appointment of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2017, (iii) an advisory vote to approve the compensation of our named executive officers, (iv) an advisory vote to approve the frequency of holding an advisory vote on compensation of our named executive officers, (v) the Amendment Ratification, (vi) approve an amendment to our Certificate of Incorporation to increase our authorized common stock to 230,000,000 shares, and (vi) the transaction of any other business that may properly come before the Annual Meeting or any adjournment thereof.

Q. Who is entitled to vote at our Annual Meeting?

A.

The record holders of our common stock at the close of business on the record date, April 13, 2017, may vote at the Annual Meeting. Each share of our common stock is entitled to one vote. There were 107,684,992 shares of common stock outstanding on the record date and entitled to vote at the Annual Meeting. Our common stock is our only class of voting stock. A list of stockholders entitled to vote at the Annual Meeting, including the address of and number of shares held by each stockholder of record, will be available for your inspection beginning Monday, May 29, 2017 at our offices located at One Marina Park Drive, 12th Floor, Boston, Massachusetts 02210, between the hours of 10:00 a.m. and 5:00 p.m., local time, each business day.

In connection with the Amendment Ratification, stockholders of record as of May 26, 2016, other than holders whose identities or addresses cannot be determined from our records, are receiving notice of the Annual Meeting under Section 204 of the DGCL. However, persons who were stockholders as of May 26, 2016, but who are not stockholders as of April 13, 2017, the record date for the Annual Meeting, are not entitled to attend the Annual Meeting or vote on any matter presented at the Annual Meeting.

Q. How do I vote?

A.	You may vote in person at the Annual Meeting, by use of a proxy card if you receive a printed copy of our proxy materials, via Internet as directed in our “Important Notice Regarding the Availability of Proxy Materials,” or by telephone as indicated on the proxy card.

If you are the beneficial owner of shares held through a broker, bank or other intermediary (referred to as held in “street name”), you must follow the instructions of your broker, bank or other intermediary to vote your shares.

Q. What is a proxy?

A.	A proxy is a person you appoint to vote your shares of our common stock on your behalf. If you are unable to attend the Annual Meeting, our Board of Directors is seeking your appointment of a proxy so that your shares of our common stock may be voted. If you vote by proxy, you will be designating Gregory P. Madison, our Chief Executive Officer, and Brian Adams, our General Counsel and Corporate Secretary, as your proxies. Mr. Madison and/or Mr. Adams may act on your behalf and have the authority to appoint a substitute to act as your proxy.

Q. How will my shares be voted if I vote by proxy?

A.	Your proxy will be voted according to the instructions you provide. If you complete and submit your proxy but do not otherwise provide instructions on how to vote your shares, your shares will be voted (i) “FOR” the individuals nominated to serve as members of our Board of Directors, (ii) “FOR” the ratification of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2017, (iii) “FOR” the non-binding proposal to approve the compensation of our named executive officers, (iv) “FOR” the non-binding proposal for a frequency of voting on executive compensation every year, (v) “FOR” the Amendment Ratification and (vi) “FOR” the approval of an amendment to our Certificate of Incorporation to increase our authorized common stock to 230,000,000 shares. Presently, our Board of Directors does not know of any other matter that may come before the Annual Meeting. However, your proxies are authorized to vote on your behalf, using their discretion, on any other business that properly comes before the Annual Meeting.

Q. How do I revoke my proxy?

A.	You may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

•	delivering written notice to our Corporate Secretary, Brian Adams, at our address above;

•	submitting a later dated proxy card or voting again via the Internet as described in the “Important Notice Regarding the Availability of Proxy Materials”; or

•	attending the Annual Meeting and voting in person.

Q. Is my vote confidential?

A.	Yes. All votes remain confidential, unless you provide otherwise.

Q. How are votes counted?

A.

Before the Annual Meeting, our Board of Directors will appoint one or more inspectors of election for the meeting. The inspector(s) will determine the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies. The inspector(s) will also receive, count, and tabulate ballots and votes and determine the results of the voting on each matter that comes before the Annual Meeting.

Broker non-votes occur when shares are held indirectly through a broker, bank or other intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy but does not vote for a matter because the broker has not received voting instructions from the beneficial owner and (i) the broker does not have discretionary voting authority on the matter or (ii) the broker chooses not to vote on a matter for which it has discretionary voting authority. Under the rules of the New York Stock Exchange (the “NYSE”), brokers are permitted to exercise discretionary voting authority only on “routine” matters when voting instructions have not been timely received from a beneficial owner.

The NYSE has informed us that the Amendment Ratification and the approval of an amendment to our Certificate of Incorporation to increase our authorized common stock to 230,000,000 shares are “routine” matters. Brokers that hold your shares therefore have discretionary authority to vote your shares without receiving instructions from you on (i) the ratification of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2017, (ii) the Amendment Ratification and (iii) the approval of an amendment to our Certificate of Incorporation to increase our authorized common stock to 230,000,000 shares.

Q. What constitutes a quorum at the Annual Meeting?

A.	In accordance with Delaware law (the law under which we are incorporated) and our amended and restated bylaws, the presence at the Annual Meeting, by proxy or in person, of the holders of a majority of the shares of our common stock outstanding on the record date constitutes a quorum, thereby permitting the stockholders to conduct business at the Annual Meeting. Abstentions, votes withheld, and broker non-votes will be included in the calculation of the number of shares considered present at the Annual Meeting for purposes of determining the existence of a quorum.

If a quorum is not present at the Annual Meeting, a majority in voting interest of the stockholders present in person and by proxy may adjourn the meeting to another date. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting by our Board of Directors, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the originally called meeting.

Q. What vote is required to elect our directors for a one-year term?

A.	The affirmative vote of a plurality of the votes of the shares present, in person or by proxy, at the Annual Meeting is required for the election of each of the nominees for director. “Plurality” means that the nominees receiving the largest number of votes up to the number of directors to be elected at the Annual Meeting will be duly elected as directors. Votes withheld, and broker non-votes will not affect the outcome of director elections.

Q. What vote is required to ratify UHY LLP as our independent registered public accounting firm for the year ending December 31, 2017?

A.	The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the ratification of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2017. Abstentions will have the same effect as a negative vote. However, broker non-votes, if any, as this is a “routine” matter under NYSE rules, will not have the effect of a vote against this proposal as they are not considered to be present and entitled to vote on this matter and, therefore, have no effect on the result of this vote (see “How are Votes Counted?” above).

Q. How will the outcome of the non-binding advisory vote to approve the compensation of our named executive officers be determined?

A.

The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to adopt the non-binding advisory vote to approve the compensation of our named executive officers. Abstentions will have the same effect as a negative vote. However, broker non-votes, and shares represented by proxies reflecting broker non-votes, will not have the effect of a vote against this proposal as they are not considered to be present and entitled to vote on this matter and, therefore, have no effect on the result of this vote. As an advisory vote, this proposal is not binding on Keryx, the Board of Directors, or the Compensation Committee. However, the Board of Directors and Compensation Committee intend to carefully review the results of all stockholder votes and take them into consideration when making future decisions regarding executive compensation.

Q. How will the outcome of the non-binding advisory vote to approve the frequency of holding an advisory vote on the compensation of our named executive officers be determined?

A.	The frequency of the non-binding advisory vote on compensation of our named executive officers receiving the greatest number of votes — every three years, every two years or every year — will be the frequency that we deem stockholders approve.

As an advisory vote, this proposal is not binding on Keryx, the Board of Directors, or the Compensation Committee. However, the Board of Directors and Compensation Committee intend to carefully review the results of all stockholder votes and take them into consideration when making a decision regarding the frequency of the advisory vote on executive compensation for the next 6 years.

Q. What vote is required to approve the Amendment Ratification?

A.	Under Section 204 of the DGCL, the Amendment Ratification must be approved by the affirmative vote of a majority of our common stock outstanding on the record date for the Annual Meeting. The effect of an abstention or a broker non-vote, if any, as this is a “routine” matter under NYSE rules, is the same as that of a vote against the proposal (see “How are Votes Counted?” above).

Q. What vote is required to approve an amendment to our Certificate of Incorporation to increase our authorized common stock to 230,000,000 shares?

A.	The affirmative vote of a majority of our common stock outstanding is required to approve the amendment to our Certificate of Incorporation to increase our authorized common stock to 230,000,000 shares. The effect of an abstention or a broker non-vote, if any, as this is a “routine” matter under NYSE rules, is the same as that of a vote against the proposal (see “How are Votes Counted?” above).

Q. What percentage of our outstanding common stock do our directors and executive officers own?

A.	As of March 15, 2017, our directors and executive officers beneficially owned 2.58% of our outstanding common stock. See the discussion under the heading “Stock Ownership of Our Directors, Executive Officers, and 5% Beneficial Owners” on page 45 for more details.

Q. Who was our independent registered public accounting firm for the year ended December 31, 2016? Will they be represented at the Annual Meeting?

A.	UHY LLP was the independent registered public accounting firm that audited our financial statements for the year ended December 31, 2016. We expect a representative of UHY LLP to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

Q. How can I obtain a copy of our annual report on Form 10-K?

A.	We have filed our annual report on Form 10-K for the year ended December 31, 2016, with the Securities and Exchange Commission. The annual report on Form 10-K is also included in the 2016 Annual Report to stockholders. You may obtain, free of charge, a copy of our annual report on Form 10-K, including financial statements and exhibits, by writing to our corporate secretary, Brian Adams, or by email at info@keryx.com. Upon request, we will also furnish any exhibits to the annual report on Form 10-K as filed with the SEC.

CORPORATE GOVERNANCE

Our Board of Directors

Our amended and restated bylaws provide that the Board of Directors shall consist of one or more members, as determined from time to time by resolution of the Board of Directors. Currently, our Board of Directors consists of eight members. The following individuals are being nominated for election to our Board of Directors at the Annual Meeting (See “Proposal One: Election of Directors; Nominees”):

Name	Age	Position	Director Since
John P. Butler	52	Chairman of the Board of Directors	2015
Kevin J. Cameron	48	Director	2007
Steven C. Gilman	64	Director	2016
Gregory P. Madison	49	Director, President and Chief Executive Officer	2015
Daniel P. Regan	52	Director	2013
Michael Rogers	57	Director	2016
Michael T. Heffernan	52	Director	2016
Jodie P. Morrison	41	Director	2016

The Board of Directors does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board of Directors, as the Board of Directors believes that it is in the best interests of the Company to make that determination based on the direction of the Company and the current membership of the Board of Directors. The Board of Directors has determined that having a director who is not an executive officer serve as the Chairman is in the best interest of the Company’s stockholders at this time. This structure allows the Chief Executive Officer to focus on the management of the Company’s day-to-day operations. John P. Butler has been elected to serve as Chairman of the Board of Directors.

Keryx has a risk management program overseen by Gregory Madison, our Chief Executive Officer. Mr. Madison identifies material risks and prioritizes them for our Board of Directors. Our Board of Directors regularly reviews information regarding our credit, liquidity, and operations, as well as the risks associated with each.

The corporate governance standards adopted by the Nasdaq Stock Market, or Nasdaq, require that a majority of the members of our Board of Directors be “independent” as Nasdaq defines that term. Additionally, the Nasdaq rules require our Board of Directors to make an affirmative determination as to the independence of each director. Consistent with these rules, our Board of Directors undertook its annual review of director independence on March 21, 2017. During the review, our Board of Directors considered relationships and transactions during 2016 and during the past three fiscal years between each director or any member of his immediate family, on the one hand, and our company and our subsidiaries and affiliates, on the other hand. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. Based on this review, our Board of Directors determined that John P. Butler, Kevin J. Cameron, Daniel P. Regan, Steven Gilman, Michael Heffernan, Jodie Morrison and Michael Rogers are independent under the criteria established by Nasdaq and by our Board of Directors. Our independent directors met five times during 2016 in sessions in which only the independent directors participated.

The following biographies set forth the names of our director nominees, their positions with us, their principal occupations and employers for at least the past five years, any other directorships held by them during the past five years in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934, or the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940, as well as additional information, all of which we believe sets forth each director nominee’s qualifications to serve on the Board of Directors. There is no family relationship between and among any of our executive officers or directors. Other than described under “Nominating and Corporate Governance Committee” below, there are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any of them are elected as an officer or director.

John P. Butler has served on our Board of Directors since December 2015. John P. Butler has served as President, Chief Executive Officer, since August 2013, and member of the Board of Directors since July 2013 at Akebia Therapeutics, Inc. (“Akebia”), a biopharmaceutical company. Prior to joining Akebia, from 2011 until 2013, Mr. Butler served as the Chief Executive Officer of Inspiration Biopharmaceuticals, Inc., a biopharmaceutical company that filed for protection under Chapter 11 of the U.S. Bankruptcy Code in October 2012 prior to the successful sale of its hemophilia assets to Cangene Corporation and Baxter International in early 2013. From 1997 to 2011, Mr. Butler held various positions at Genzyme Corporation, a biopharmaceutical company, most recently serving as President of the company’s rare genetic diseases business. From 2002 until 2010, Mr. Butler led Genzyme’s renal division. Prior to his work at Genzyme, Mr. Butler held sales and marketing positions at Amgen and Hoffmann-La Roche. Mr. Butler currently serves as a member of the Board of Trustees of the American Kidney Fund and a member of the Board of Directors of Relypsa, Inc. Mr. Butler received a BA in Chemistry from Manhattan College and an MBA from Baruch College, City University of New York. We believe that Mr. Butler is qualified to serve on our Board of Directors due to his executive leadership and management experience and extensive knowledge of the industry.

Kevin J. Cameron has served on our Board of Directors since April 2007. Mr. Cameron has more than ten years of corporate governance experience. Mr. Cameron is currently Chief Executive Officer of Ionetix Corporation, a privately-held medical device company. Prior to joining Ionetix Corporation, Mr. Cameron was a co-founder and president of Glass Lewis & Co. LLC, a leading provider of corporate governance services to institutional investors. Previously, Mr. Cameron was employed in various capacities by Moxi Digital and NorthPoint Communications. Mr. Cameron started his career as an attorney with the law firm of Kellogg, Huber, Hansen, Todd & Evans in Washington D.C., and also served as a law clerk for the United States Court of Appeals for the District of Columbia Circuit. Mr. Cameron holds a law degree from the University of Chicago and an undergraduate degree from McGill University. We believe that Mr. Cameron is qualified to serve on our Board of Directors due to his legal background and years of service as one of our directors.

Steven C. Gilman, PhD has served on our Board of Directors since March 2016. He is currently the Chairman and CEO of ContraFect Corporation. Prior to ContraFect, Dr. Gilman was the Executive Vice President, Research & Development and Chief Scientific Officer at Cubist Pharmaceuticals, a biopharmaceutical company which was acquired in January, 2015 by Merck for $9.5B. Prior to joining Cubist, Dr. Gilman served as Chairman of the Board of Directors and CEO of ActivBiotics, a privately held biopharmaceutical company. Previously, Dr. Gilman worked at Millennium Pharmaceuticals, Inc., where he held a number of senior leadership roles including Vice President and General Manager of the Inflammation franchise. Prior to Millennium, he was Group Director at Pfizer Global Research and Development, where he was responsible for drug discovery for the allergy, respiratory, arthritis, immunology and antibacterials therapeutic areas. Dr. Gilman has also held scientific, business, and academic appointments at Wyeth, Cytogen Corporation, Temple Medical School, and Connecticut College. He currently serves on the board of directors of ContraFect Corporation, Vericel Corporation, Scynexis, Inc. and Momenta Pharmaceuticals, Inc. He is a past member of the board of directors of the Massachusetts Biotechnology Association, the Penn State University Biotechnology Advisory Board and the Northeastern University drug discovery advisory board. Dr. Gilman received his M.S. and Ph.D. degrees in microbiology from Pennsylvania State University, his post-doctoral training at Scripps Clinic and Research Foundation, and received a B.A. in microbiology from Miami University of Ohio. He is an author of over 60 publications and 7 US patents. We believe that Dr. Gilman is qualified to serve on our Board of Directors due to his executive leadership and management experience and extensive knowledge of the industry.

Gregory P. Madison has served as the Company’s Chief Executive Officer since April 30, 2015, previously serving as its President and Chief Operating Officer. Mr. Madison joined Keryx in February 2014 from AMAG Pharmaceuticals (AMAG), a biopharmaceutical company, where he served as the Executive Vice President and Chief Commercial Officer and in 2013 led the team to significant growth in net revenues. Prior to AMAG,

Mr. Madison spent 12 years at Genzyme/Sanofi developing extensive commercial and general management expertise as he progressed into roles of increasing responsibilities and leadership, culminating in his most recent role as Vice President and General Manager of the Renal division. In this role, Mr. Madison led a global organization with three marketed products with combined revenues exceeding $1 billion. Mr. Madison’s prior experience in the Renal division included serving as Vice President and General Manager of the U.S. business; Vice President of U.S. sales; and Vice President of U.S. marketing where he led all pre-launch preparation for Renvela®, now the leading phosphate binder in the U.S. market. During his tenure with Genzyme, Mr. Madison also had roles in sales management, training, managed markets and reimbursement. Prior to joining Genzyme, Mr. Madison spent five years at Janssen Pharmaceuticals in sales and sales management roles, and began his career in the pharmaceutical industry in sales with Wyeth-Ayerst. He holds a Bachelor of Business Administration in Finance from the University of Massachusetts, Amherst. We believe that Mr. Madison is qualified to serve on our Board of Directors due to his knowledge and experience with the Company and extensive knowledge of the industry.

Daniel P. Regan has served on our Board of Directors since October 2013. Mr. Regan served as Chief Commercial Officer for Intercept Pharmaceuticals, a biopharmaceutical company from 2013 until February 2015. Prior to his tenure at Intercept Pharmaceuticals, Mr. Regan held the position of Chief Commercial Officer at Inspiration Biopharmaceuticals, a biopharmaceutical company that filed for protection under Chapter 11 of the U.S. Bankruptcy Code in October 2012, from 2011 to 2012, where he was responsible for the development of a U.S. and EU commercialization strategy as well as an integrated commercial plan. From 1999 to 2011, Mr. Regan worked with Genzyme Corporation, where he served as Senior Vice President of U.S. PGH from 2010 to 2011, Senior Vice President of Renal from 2009 to 2010, and General Manager of Hectorol, Senior Vice President of the U.S. Renal Business from 2008 to 2009. Mr. Regan received his Bachelor of Arts in Economics from the University of Massachusetts in 1988 and his MBA with concentration in Finance from Southern New Hampshire University in 2017. We believe that Mr. Regan is qualified to serve on our Board of Directors due to his executive leadership and management experience and extensive knowledge of the industry.

Michael Rogers has served on our Board of Directors since March 2016. Mr. Rogers served as Chief Financial Officer (CFO) at Acorda Therapeutics, a biopharmaceutical company from October 2013 until October 2016. In that role, Mr. Rogers was responsible for the Company’s Finance and Investor Relations departments. Mr. Rogers has more than 25 years of experience in the biopharmaceutical industry, serving as CFO of five publicly-traded healthcare companies. Prior to Acorda Therapeutics, he was the Executive Vice President and CFO of BG Medicine, Inc. From 1999 to 2009, Mr. Rogers was the CFO of Indevus Pharmaceuticals until the company’s sale to Endo Pharmaceuticals. He also served as CFO at Advanced Health Corporation and Autoimmune Inc. Prior to his roles as CFO, Mr. Rogers was an investment banker at Lehman Brothers and PaineWebber, where he focused on life sciences companies. Mr. Rogers received his B.A. from Union College, and an M.B.A. from the Darden School of Business at the University of Virginia. He currently serves on the Board of Directors for pSivida Corp, a publicly-traded biopharmaceutical company. We believe Mr. Rogers is qualified to serve on our Board of Directors due to his financial expertise and executive leadership.

Michael T. Heffernan, R.Ph. Mr. Heffernan has served on our Board of Directors since June 2016. Mr. Heffernan has been the President and Chief Executive Officer of Collegium Pharmaceutical, Inc. a pharmaceutical company, since October 2003. Mr. Heffernan has over twenty-five years of experience in the pharmaceutical and related healthcare industries. He was previously the Founder, President and Chief Executive Officer of Onset Therapeutics, LLC, a dermatology-focused company that developed and commercialized products for the treatment of skin-related illnesses and was responsible for the spin-off of the business from the Company to create PreCision Dermatology, Inc. Mr. Heffernan has held prior positions as Co-Founder, President and Chief Executive Officer of Clinical Studies Ltd., a pharmaceutical contract research organization that was sold to PhyMatrix Corp., or PhyMatrix, and as President and Chief Executive Officer of PhyMatrix. Mr. Heffernan started his career at Lilly, where he served in numerous sales and marketing roles. Since March 2015, Mr. Heffernan has served on the board of directors of Veloxis Pharmaceuticals A/S (CPH: VELO), and he currently serves as its

Chairman. Mr. Heffernan previously served on the board of directors of Ocata Therapeutics, Inc. (NASDAQ: OCAT), Cornerstone Therapeutics Inc. (now known as Chiesi USA, Inc.) (NASDAQ: CRTX) and two privately held companies. Mr. Heffernan graduated from the University of Connecticut with a B.S. in Pharmacy in 1987 and is a Registered Pharmacist. We believe that Mr. Heffernan is qualified to serve on our Board of Directors due to his executive leadership and management experience and extensive knowledge of the industry.

Jodie P. Morrison. Ms. Morrison has served on our Board of Directors since June 2016. She has been President and Chief Executive Officer of Tokai Pharmaceuticals, Inc., a biopharmaceutical company since March 2013. From December 2006 until March 2013, Ms. Morrison held other senior positions with us, including Chief Operating Officer, Head of Clinical Affairs and Program Operations and Vice President of Clinical Affairs and Program Operations. Prior to joining Tokai, Ms. Morrison served as Director of Clinical Operations and Medical Affairs at Dyax Corporation, or Dyax. Prior to joining Dyax, Ms. Morrison held clinical management positions at both Curis, Inc. and at Diacrin, Inc. Ms. Morrison received a B.A. in neuroscience from Mount Holyoke College, her clinical research certification from the Boston University School of Medicine and her business training through the Greater Boston Executive Program at the MIT Sloan School of Management. We believe Ms. Morrison is qualified to serve on our Board of Directors due to her executive leadership and management experience and extensive knowledge of the industry.

During 2016, our Board of Directors held eight meetings and acted by unanimous written consent four times. During 2016, each incumbent director standing for election attended 100% of the meetings of the Board of Directors and the meetings of those committees on which each incumbent director served, in each case during the period that such person was a director. The permanent committees established by our Board of Directors are the Audit Committee, the Compensation Committee, the Research and Development Committee and the Nominating and Corporate Governance Committee, descriptions of which are set forth in more detail below. Our directors are expected to attend each annual meeting of stockholders, and it is our expectation that all of the directors standing for election will attend this year’s Annual Meeting. Last year, all of our directors that were up for election attended the 2016 Annual Meeting of Stockholders.

Communicating with the Board of Directors

Our Board of Directors has established a process by which stockholders can send communications to the Board of Directors. You may communicate with the Board of Directors as a group, or to specific directors, by writing to Brian Adams, our Corporate Secretary, at our offices located at One Marina Park Drive, 12th Floor, Boston, Massachusetts 02210. The Corporate Secretary will review all such correspondence and regularly forward to the Board of Directors a summary of all correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board of Directors or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence we receive that is addressed to members of our Board of Directors and request copies of any such correspondence. Concerns relating to accounting, internal controls, or auditing matters may be communicated in this manner, or may be submitted on an anonymous basis via e-mail at info@keryx.com. These concerns will be immediately brought to the attention of our Audit Committee and handled in accordance with procedures established by our Audit Committee.

Audit Committee

The Audit Committee currently consists of Michael Rogers (Chairman), Dr. Steven Gilman and Jodie Morrison.

The Audit Committee held four meetings and took no actions by written consent during the fiscal year ended December 31, 2016. The duties and responsibilities of the Audit Committee are set forth in the Amended and Restated Charter of the Audit Committee which was recently reviewed by our Audit Committee. Our Audit Committee determined that no revisions needed to be made to the charter at this time. A copy of the Amended and Restated Charter of the Audit Committee is available on our website, located at www.keryx.com. Among other things, the duties and responsibilities of the Audit Committee include reviewing and monitoring our financial statements and internal accounting procedures, the selection of our independent registered public accounting firm and consulting with and reviewing the services provided by our independent registered public accounting firm. Our Audit Committee has sole discretion over the retention, compensation, evaluation and oversight of our independent registered public accounting firm.

The SEC and Nasdaq have established rules and regulations regarding the composition of audit committees and the qualifications of audit committee members. Our Board of Directors has examined the composition of our Audit Committee and the qualifications of our Audit Committee members in light of the current rules and regulations governing audit committees. Based upon this examination, our Board of Directors has determined that each member of our Audit Committee is independent and is otherwise qualified to be a member of our Audit Committee in accordance with the rules of the SEC and Nasdaq.

Additionally, the SEC requires that at least one member of the Audit Committee have a “heightened” level of financial and accounting sophistication. Such a person is known as the “audit committee financial expert” under the SEC’s rules. Our Board of Directors has determined that Mr. Rogers is an “audit committee financial expert,” as the SEC defines that term, and is an independent member of our Board of Directors and our Audit Committee.

The Report of the Audit Committee can be found on page 15 of this proxy statement.

Compensation Committee

The Compensation Committee currently consists of Kevin Cameron (Chairman), Michael Heffernan and Daniel Regan.

The Compensation Committee held three meetings and took two actions by unanimous written consent during the fiscal year ended December 31, 2016. The duties and responsibilities of the Compensation Committee are set forth in the Charter of the Compensation Committee. A copy of the Charter of the Compensation Committee is available on our website, located at www.keryx.com. As discussed in its charter, among other things, the duties and responsibilities of the Compensation Committee include evaluating the performance of the Chief Executive Officer, Chief Financial Officer and other executive officers of the Company, determining the overall compensation of the Chief Executive Officer, Chief Financial Officer and other executive officers of the Company and administering all executive compensation programs, including, but not limited to, our incentive and equity- based plans. The Compensation Committee evaluates the performance of the Chief Executive Officer, Chief Financial Officer and other executive officers of the Company on an annual basis and reviews and approves on an annual basis all compensation programs and awards relating to such officers. The Compensation Committee applies discretion in the determination of individual executive compensation packages to ensure compliance with the Company’s compensation philosophy. The Chief Executive Officer makes recommendations to the Compensation Committee with respect to the compensation packages for officers other than himself. In making compensation determinations, the Compensation Committee reviews competitive market data provided by Radford, the Compensation Committee’s independent compensation consultant. See the discussion under “Compensation Discussion and Analysis” below for more information about the Compensation Committee’s use of Radford. The Compensation Committee may delegate its authority to grant awards to certain employees, and within specified parameters under the Company’s Amended & Restated 2013 Incentive Plan, to a special committee consisting of one or more directors who may, but need not, be officers of the Company. On October 4, 2013, the Compensation Committee delegated such authority to the Chairman of the Compensation Committee, Kevin J. Cameron.

Nasdaq has established rules and regulations regarding the composition of compensation committees and the qualifications of compensation committee members. Our Board of Directors has examined the composition of our Compensation Committee and the qualifications of our Compensation Committee members in light of the current rules and regulations governing compensation committees. Based upon this examination, our Board of Directors has determined that each member of our Compensation Committee is independent and is otherwise qualified to be a member of our Compensation Committee in accordance with such rules.

The Compensation Committee report can be found on page 26 of this proxy statement. Additional information regarding the Compensation Committee’s processes and procedures for consideration of executive compensation can be found in the Compensation Discussion and Analysis on page 18 of this proxy statement.

Research and Development Committee

The Research and Development Committee currently consists of Dr. Steven Gilman (Chairman), Michael Heffernan and Jodie Morrison.

The Research and Development Committee met two times during the fiscal year ended December 31, 2016. The duties and responsibilities of the Research and Development Committee are set forth in the Charter of the Research and Development Committee. A copy of the Charter of the Research and Development Committee is available on our website, located at www.keryx.com. As discussed in its charter, among other things, the duties and responsibilities of the Research and Development Committee include assisting our Board of Directors in understanding any evolving issues around the conduct of our clinical trials programs, assisting our Board of Directors in understanding the status of and progress towards completion of manufacturing requirements, advising our management, as needed, on aspects of clinical trial, manufacturing process development and regulatory strategies, and providing our management with advice regarding potential licensing opportunities (both in- and out-licensing).

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of Daniel Regan (Chairman), Kevin Cameron, and Michael Rogers.

The Nominating and Corporate Governance Committee held three meetings and did not act by written consent during the fiscal year ended December 31, 2016. Under its charter, the Nominating and Corporate Governance Committee:

•	Shall consist of at least three independent members of the Board of Directors who satisfy the independence requirements of the Nasdaq;

•	Shall be appointed by the Board of Directors and serve at their discretion; and

•	Shall meet not less than twice per year.

The Nominating and Corporate Governance Committee’s charter is available on our website. The charter sets forth the Nominating and Corporate Governance Committee’s responsibilities, which include establishing procedures for identifying and evaluating potential nominees for director and for recommending to the Board of Directors potential nominees for election and periodically reviewing and reassessing the adequacy of our corporate governance practices and policies to determine whether any changes are appropriate and recommending any such changes to the Board of Directors for its approval. The candidates proposed for election in Proposal One of this Proxy Statement were unanimously recommended by the Nominating and Corporate Governance Committee to the Board of Directors.

The Nominating and Corporate Governance Committee identifies potential nominees to serve as directors through a variety of business contacts, including current executive officers, directors, community leaders and stockholders. The Nominating and Corporate Governance Committee may, to the extent they deem appropriate, retain a professional search firm and other advisors to identify potential nominees.

The Nominating and Corporate Governance Committee will also consider candidates recommended by stockholders for nomination to our Board of Directors. A stockholder who wishes to recommend a candidate for nomination to our Board of Directors must submit such recommendation to our Corporate Secretary, Brian Adams, at our offices located at One Marina Park Drive, 12th Floor, Boston, Massachusetts 02210. Any recommendation must be received not less than 60 calendar days nor more than 90 calendar days before the anniversary date of the previous year’s annual meeting. All stockholder recommendations of candidates for nomination for election to our Board of Directors must be in writing and must set forth the following: (i) the candidate’s name, age, business address, and other contact information, (ii) the number of shares of Keryx common stock beneficially owned by the candidate, (iii) a complete description of the candidate’s qualifications, experience, background and affiliations, as would be required to be disclosed in the proxy statement pursuant to Schedule 14A under the Exchange Act, (iv) a sworn or certified statement by the candidate in which he or she consents to being named in the proxy statement as a nominee and to serve as director if elected, and (v) the name and address of the stockholder(s) of record making such a recommendation.

We believe that our Board of Directors as a whole should encompass a range of talent, skill, and expertise enabling it to provide sound guidance with respect to our operations and interests. The Nominating and Corporate Governance Committee evaluates all candidates to our Board of Directors by reviewing their biographical information and qualifications. If the independent directors determine that a candidate is qualified to serve on our Board of Directors, such candidate is interviewed by the Nominating and Corporate Governance Committee and our Chief Executive Officer. Other members of the Board of Directors also have an opportunity to interview qualified candidates. The Nominating and Corporate Governance Committee then determines, based on the background information and the information obtained in the interviews, whether to recommend to the Board of Directors that the candidate be nominated for approval by the stockholders to fill a directorship. With respect to an incumbent director whom the Nominating and Corporate Governance Committee is considering as a potential nominee for re-election, the independent directors review and consider the incumbent director’s service during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Board of Directors. The manner in which the Nominating and Corporate Governance Committee evaluates a potential nominee will not differ based on whether the candidate is recommended by our directors or stockholders.

We consider the following qualifications, among others, when making a determination as to whether a person should be nominated to our Board of Directors: the independence of the director nominee; the nominee’s character and integrity; financial literacy; level of education and business experience, including experience relating to biopharmaceutical companies; whether the nominee has sufficient time to devote to our Board of Directors; and the nominee’s commitment to represent the long-term interests of our stockholders. We review candidates in the context of the current composition of the Board of Directors and the evolving needs of our business. We believe that each of the director nominees have the requisite business, biopharmaceutical, financial and/or managerial experience to serve as a member of the Board of Directors, as described above in their biographies under the heading “Our Board of Directors.” We also believe that each of the current members of our Board of Directors has other key attributes that are important to an effective board, including integrity, high ethical standards, sound judgment, analytical skills, and the commitment to devote significant time and energy to service on the Board of Directors and its committees.

In connection with our issuance and sale of $125 million of Convertible Senior Notes due 2020, or the Notes, in October 2015 to funds managed by The Baupost Group, L.L.C, or Baupost, we have agreed to appoint one individual designated by Baupost to our Board of Directors. In addition, for so long as Baupost owns twenty percent (20%) of more of our outstanding common stock, we will nominate and recommend Baupost’s designee for election at each annual meeting of stockholders at which Baupost’s designee’s term of office is set to expire. Baupost may remove its designee from our Board of Directors, and appoint another person as its designee. In the event of the death, resignation, retirement or vacation of office of Baupost’s designee due to any other reason, then Baupost may appoint another person as its designee. If there is a vacancy on our Board of Directors as a result of Baupost’s designee’s failure to obtain the requisite approval of our stockholders necessary for election at any annual or special meeting of stockholders, and where no other individual is elected to fill such vacancy, Baupost shall have the right to designate another designee to fill such vacancy, and we shall take all actions necessary to appoint such individual to our Board of Directors. John P. Butler was appointed to the Board of Directors in December 2015 and has been nominated for re-election to the Board of Directors at the Annual Meeting pursuant to the foregoing right of Baupost to designate a member of our Board of Directors and after consideration by the Nominating and Corporate Governance Committee and the Board of Directors of the factors discussed above and Mr. Butler’s qualifications to serve on the Board of Directors.

We do not have a formal policy in place with regard to the consideration of diversity in considering candidates for our Board of Directors, but the Board of Directors strives to nominate candidates with a variety of complementary skills so that, as a group, the Board of Directors will possess the appropriate talent, skills and expertise to oversee our business.

Code of Ethics

We have adopted a Code of Conduct and Ethics, or the Code, which applies to all of our directors and employees, including our principal executive officer and principal financial officer. The Code includes guidelines dealing with the ethical handling of conflicts of interest, compliance with federal and state laws, financial reporting, and our proprietary information. The Code also contains procedures for dealing with and reporting violations of the Code. We have posted our Code of Conduct and Ethics on our website, located at www.keryx.com. Disclosure regarding any amendments to, or waivers from, provisions of the Code of Conduct that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of the Nasdaq.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

UHY LLP (“UHY”), the independent registered public accounting firm that audited our financial statements for the years ended December 31, 2016, December 31, 2015 and December 31, 2014, has served as our independent registered public accounting firm since 2009. We expect a representative of UHY to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

Our Board of Directors has asked the stockholders to ratify the selection of UHY as our independent registered public accounting firm for the year ended December 31, 2017. See Proposal Two: Ratification of Appointment of UHY as Our Independent Registered Public Accounting Firm on page 48 of this proxy statement. The Audit Committee has reviewed the fees described below and concluded that the payment of such fees is compatible with maintaining UHY’s independence. All proposed engagements of UHY, whether for audit services, audit-related services, tax services, or permissible non-audit services, were pre-approved by our Audit Committee.

Audit Fees

For the fiscal years ended December 31, 2016 and December 31, 2015, UHY billed us an aggregate of approximately $382,906 and $337,686 respectively, in fees for the professional services rendered in connection with the audits of our annual financial statements included in our Annual Reports on Form 10-K for those two fiscal years, the review of our financial statements included in our Quarterly Reports on Form 10-Q during those two fiscal years, and our registration statement filings.

Audit-Related Fees

During the fiscal year ended December 31, 2016, we were not billed by UHY for any fees for audit-related services reasonably related to the performance of the audit and reviews for that fiscal year. For the fiscal year ended December 31, 2015, UHY billed us an aggregate of approximately $48,498 in fees for the professional services rendered in connection with audit-related accounting consultations, primarily associated with the October 2015 convertible debt offering.

Tax Fees

During the fiscal years ended December 31, 2016 and December 31, 2015, we were not billed by UHY for any fees for professional services rendered for tax compliance, tax advice, and tax planning services.

All Other Fees

For the fiscal year ended December 31, 2016, UHY billed us an aggregate of approximately $17,500 in fees for the professional services rendered in connection with the audit of our 401(k) plan. During the fiscal year ended December 31, 2015, we were not billed by UHY for any fees for services, other than those described above, rendered to us and our affiliates for those two fiscal years.

Pre-Approval of Services

Our Audit Committee has established a policy setting forth the procedures under which services provided by our independent registered public accounting firm will be pre-approved by our Audit Committee. The potential services that might be provided by our independent registered public accounting firm fall into two categories:

•	Services that are permitted, including the audit of our annual financial statements, the review of our quarterly financial statements, related attestations, benefit plan audits and similar audit reports, financial and other due diligence on acquisitions, and federal, state, and non-US tax services; and

•	Services that may be permitted, subject to individual pre-approval, including compliance and internal-control reviews, indirect tax services such as transfer pricing and customs and duties, and forensic auditing.

Services that our independent registered public accounting firm may not legally provide include such services as bookkeeping, certain human resources services, internal audit outsourcing, and investment or investment banking advice.

All proposed engagements of our independent registered public accounting firm, whether for audit services or permissible non-audit services, are pre-approved by the Audit Committee. We jointly prepare a schedule with our independent registered public accounting firm that outlines services that we reasonably expect we will need from our independent registered public accounting firm, and categorize them according to the classifications described above. Each service identified is reviewed and approved or rejected by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

In monitoring the preparation of our financial statements, the Audit Committee met with both management and UHY LLP, our independent registered public accounting firm for the year ended December 31, 2016, to review and discuss all financial statements prior to their issuance and to discuss any and all significant accounting issues. Management and our independent registered public accounting firm advised the Audit Committee that each of the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee’s review included a discussion of the matters required to be discussed pursuant to the Auditing Standard No. 16, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (PCAOB), or AS 16. AS 16 requires our independent registered public accounting firm to discuss with the Audit Committee, among other things, the following:

•	Methods used to account for significant or unusual transactions;

•	The effect of any accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	The process used by management to formulate sensitive accounting estimates and the basis for the independent registered public accounting firm’s conclusion regarding the reasonableness of any such estimates;

•	Any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures necessary in the financial statements.

The Audit Committee has discussed the independence of UHY LLP, including the written disclosures made by UHY LLP to the Audit Committee, as required PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence.” PCAOB Rule 3526 requires the independent registered public accounting firm to (i) disclose in writing all relationships that, in the independent registered public accounting firm’s professional opinion, may reasonably be thought to bear on independence, (ii) confirm their perceived independence, and (iii) engage in a discussion of independence with the Audit Committee.

Finally, the Audit Committee continues to monitor the scope and adequacy of our internal controls and other procedures, including any and all proposals for adequate staffing and for strengthening internal procedures and controls where appropriate and necessary.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the SEC.

The Audit Committee reviewed its written charter previously adopted by our Board of Directors. Following this review, the Audit Committee determined that no changes needed to be made with respect to the Audit Committee charter at this time.

By the Audit Committee of the Board of Directors

Michael Rogers, Chairperson

Steven Gilman

Jodie Morrison

Dated February 27, 2017

OUR EXECUTIVE OFFICERS

Executive Officers

Our current executive officers are as follows:

Name	Age	Position
Gregory P. Madison	49	Chief Executive Officer, President and Director
Scott A. Holmes	42	Chief Financial Officer and Treasurer
Brian Adams	43	General Counsel and Corporate Secretary
John F. Neylan	64	Chief Medical Officer
Christine Carberry	56	Chief Operating Officer

No executive officer is related by blood, marriage or adoption to any other director or executive officer. The biography of Mr. Madison is presented in connection with “Corporate Governance” beginning on page 5 of this proxy statement.

Scott A. Holmes joined Keryx in July 2015 bringing nearly 20 years of life sciences and financial management expertise to the Company. Mr. Holmes joined the company from AMAG Pharmaceuticals, a biopharmaceutical company, where he most recently served as Senior Vice President, Finance and Investor Relations during a period of high growth driven by acquisitions and public financings. Prior to AMAG, from 2009 to 2011, he was Vice President of Finance and Treasurer of Molecular Biometrics Inc., a commercial stage medical diagnostics company and Vice President of Finance & Administration of On-Q-ity Inc., an oncology diagnostics company. Prior to 2009, he spent five years at Dynogen Pharmaceuticals, Inc., a privately held pharmaceutical company, where he was Vice President Finance & Administration and Treasurer. Mr. Holmes previously was a senior auditor with Ernst & Young, LLP and earned his Certified Public Accountant certificate in the Commonwealth of Massachusetts. He holds a dual M.S/M.B.A degree from Northeastern University Graduate School of Business Administration and B.A. in History from Middlebury College.

Brian Adams, JD joined Keryx in 2014, bringing significant legal and business management experience within the pharmaceutical industry to the Company. As Keryx’s General Counsel, he oversees all legal, compliance and intellectual property matters. He also holds responsibility for core functions, including manufacturing, information technology and alliance management. Mr. Adams joined the Company from Algeta ASA, a commercial stage oncology company, where he served as its General Counsel, with oversight of all global legal matters, corporate governance, alliance management and strategic transactions, including the highly successful launch of Xofigo® in prostate cancer, resulting in a $2.9 billion acquisition bid for Algeta by Bayer AG. Prior to joining Algeta in 2012, Mr. Adams spent six years as an in-house counsel for Genzyme Corporation and AVEO Oncology. Throughout his career, Mr. Adams has provided domestic and international legal support for product development, operations, commercialization, securities, healthcare compliance and licensing/M&A transactions. Prior to joining Genzyme, Mr. Adams practiced in the Boston office of Bingham McCutchen LLP, where he advised private equity sponsors, biotech and other emerging technology companies on a broad range of corporate matters and financing transactions. Mr. Adams received a B.A. from Harvard University and a law degree (J.D.) from the Catholic University of America’s Columbus School of Law.

John F. Neylan, MD has served as our Chief Medical Officer since April 2015. Dr. Neylan has more than fifteen years of experience in biopharmaceutical research and clinical development. Dr. Neylan was formerly Senior Vice President, Clinical Development of Genzyme Corporation, a company focused on the development and delivery of transformative therapies for patients affected by rare and debilitating diseases from May 2008 to April 2015. Prior to joining Genzyme Corporation, Dr. Neylan served as Vice President, Research & Development of Wyeth Research, where he was responsible for clinical development of various therapeutics from October 2000 to May 2008. Prior to this, Dr. Neylan served as a professor of medicine at Emory University in Atlanta, Georgia. Dr. Neylan holds a degree in medicine from Rush Medical School and an undergraduate degree from Duke University.

Christine Carberry has served as our Chief Operating Officer since January 2017. Ms. Carberry brings to Keryx approximately 30 years of biotech and pharmaceutical leadership, including most recently as an executive team member and Senior Vice President, Quality, Technical Operations, Program and Alliance Management at Forum Pharmaceuticals Inc., a biopharmaceutical company. Prior to Forum, Ms. Carberry spent 25 years at Biogen Inc. and held roles of increasing responsibility, culminating as Vice President, Program and Alliance Management. Ms. Carberry received a B.S. in Biochemistry from the University of New Hampshire and a MS in Innovation and Technology Management from Boston University’s School of Management.

COMPENSATION DISCUSSION AND ANALYSIS

In the paragraphs that follow, we give an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to our executive officers, and the material factors that we considered in making those decisions. Later in this proxy statement under the heading “Executive Compensation,” you will find a series of tables containing specific information about the compensation earned or paid in 2016 to the following individuals, whom we refer to as our named executive officers, or NEOs:

•	Gregory P. Madison, has served as our President and Chief Executive Officer since March 2015, and has been one of our executives since 2014;

•	Scott A. Holmes, has served as our Chief Financial Officer and Treasurer since July 2015;

•	John F. Neylan, has served as our Chief Medical Officer since April 2015; and

•	Brian Adams, has served as our General Counsel since April 2014.

Executive Summary

As further described below, our Compensation Committee reviews competitive market data provided by Radford, the Compensation Committee’s independent compensation consultant. The Compensation Committee targets base salary and annual cash incentive bonuses for our NEOs at the 50th percentile of a peer group the Compensation Committee selects in consultation with Radford. We use the same compensation philosophies discussed below, in determining the initial compensation of new executive officers we hire.

Our key compensation decisions for 2016 included the following:

•	The Compensation Committee determined that the Company achieved 76% of its corporate goals for 2016 and, based on this performance approved an annual incentive bonus of 75% of base salary for our CEO and annual incentive bonuses ranging from 80% to 85% of base salary for our other NEOs, representing approximately 80% of the NEOs’ target bonuses for 2016.

•	The Compensation Committee awarded three of our NEO special one-time cash bonuses ranging in amount from $6,000 to $13,600 based on achievement of certain corporate goals and objectives.

•	The Compensation Committee increased base salaries for each of our NEOs effective February 27, 2017, by 3.0% - 4.0%. This increase was based in part on the Compensation Committee’s review of industry trends in base salary increases as well as individual performance reviews of the NEOs.

•	In 2017, the NEOs received grants of both stock options and restricted stock, the amounts of which were based in part on each NEO’s position in the Company and in part on his individual achievements in 2016.

Compensation Philosophy and Objectives

Our compensation programs are designed to motivate our employees to work toward achievement of our corporate mission to create long-term sustained stockholder value by acquiring, developing and commercializing pharmaceutical products for the treatment of renal disease. Attaining our key business and strategic goals depends on attracting, retaining and motivating quality employees in an exceptionally competitive environment. Our industry is highly scientific, regulated, scrutinized and dynamic, and as a result, we require employees that are highly educated, dedicated and experienced. The driving philosophy and objectives behind our executive compensation programs are:

•	to ensure that our executives’ total compensation levels are competitive with peer companies so that we can attract, retain, motivate and reward outstanding employees;

•	to align employees’ interests with those of our stockholders by creating a strong focus on stock ownership and basing pay on performance measures that drive long-term stockholder value;

•	to incentivize our employee to achieve our business goals; and

•	to reflect our “pay for performance” culture.

Determining Executive Compensation

Role of the Compensation Committee

The Compensation Committee oversees our executive compensation program, including approving incentive programs, granting equity awards, and determining appropriate levels of compensation for our NEOs. Information about the Compensation Committee and its composition and responsibilities can be found on page 9 under the caption “Compensation Committee.” The Board of Directors reviews all decisions of the Compensation Committee.

Role of the Executives

Our Chief Executive Officer develops recommendations regarding the compensation levels for our other executives based upon a subjective assessment of their individual performance during the prior year and overall trends in the marketplace. In addition, each year, management delivers to the Compensation Committee a set of proposed corporate goals and objectives that management believes are essential to the achievement of the Company’s mission and long-term goals and objectives. These recommendations and proposed goals and objectives are reviewed, modified if deemed appropriate, and approved by the Compensation Committee.

Role of the Compensation Consultant

To ensure that our executives’ total compensation levels are competitive, our Compensation Committee, in consultation with its independent advisors and our senior management, periodically reviews the compensation policies and practices of other companies in our peer group.

In October 2016, the Compensation Committee engaged Radford, an Aon Hewitt Company, to conduct a comparative analysis of our executive compensation program. The Compensation Committee evaluated the independence of Radford in light of SEC rules and Nasdaq listing standards, which require consideration of the following factors:

•	whether any other services are provided to the Company by the consultant;

•	the fees paid by the Company as a percentage of the consulting firm’s total revenue;

•	the policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest;

•	any business or personal relationships between the individual consultants involved in the engagement and a member of the Committee;

•	any company stock owned by the individual consultants involved in the engagement; and

•	any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement.

The Compensation Committee discussed these considerations and concluded that the engagement of Radford and the services provided to the Compensation Committee by Radford did not raise any conflict of interest.

Benchmarking and Peer Group

Radford’s review of executive compensation included a comparison of salary, bonus and other forms of compensation, including stock based compensation, for a peer group of 19 publicly-traded companies in the biotechnology industry that were identified by Radford as being comparable to the Company in size, stage of development, location and operation. Radford also considered competitive market data from a proprietary broad survey of life science companies between 60-600 employees and a market capitalization between $200 million and $1.8 billion.

The peer group members included:

AMAG Pharmaceuticals, Inc.	Arena Pharmaceuticals, Inc.	BioCryst Pharmaceuticals, Inc.
Celldex Therapeutics, Inc.	Corcept Therapeutics Incorporated	Halozyme, Inc.
Heron Therapeutics, Inc.	Merrimack Pharmaceuticals, Inc.	Momenta Pharmaceuticals, Inc.
Ocular Therapeutix, Inc.	Omeros Corporation	Osiris Therapeutics, Inc.
Otonomy, Inc.	Progenics Pharmaceuticals, Inc.	Repligen Corporation
Retrophin, Inc.	Spectrum Pharmaceuticals, Inc.	TherapeuticsMD, Inc.
Vanda Pharmaceuticals, Inc.

The peer group changed from last year because the peer group qualifications were updated to reflect a group more similar to the current state of the Company. Last year, peer groups had between 50-470 employees and a market capitalization between $200 million and $2 billion. The companies that were in last year’s peer group that were not included in this year’s peer group include Aegerion Pharmaceuticals, Inc., CTI BioPharma Corp., Exelixis Pharmaceuticals, Inc., Immunogen, Inc., Ligand Pharmaceuticals Incorporated, Raptor Pharmaceuticals Corp., Vivus, Inc. and Xenoport, Inc.

Radford concluded that overall, cash compensation among the Named Executive Officers is competitive with the market 50th percentile. On average, base salaries and target total cash trail the market 50th percentile by 3% and 4%, respectively.

Consideration of Last Year’s Advisory Stockholder Vote on Executive Compensation

At the 2016 Annual Meeting of Stockholders, approximately 87% of the shares represented and entitled to vote at the annual meeting were voted to approve the compensation of the Company’s named executive officers, as discussed and disclosed in the 2016 Proxy Statement. In considering the results of this advisory vote on executive compensation, the Compensation Committee concluded that the compensation paid to our named executive officers and the Company’s overall pay practices enjoy stockholder support.

In light of this support, the Compensation Committee decided to retain the core design of our executive compensation program, with an emphasis on short and long-term incentive compensation that rewards our senior executives when they successfully achieve our corporate goals and objectives and, in turn, deliver value for our shareholders. As described below, in 2016 the Compensation Committee increased our executives’ salaries, which it believes provided a more competitive pay package when compared to the market median. Going forward, future advisory votes on executive compensation will serve as an additional tool to guide the Board of Directors and the Compensation Committee in evaluating the alignment of the Company’s executive compensation program with the interests of the Company and its stockholders.

Elements of Compensation

Our compensation program is designed to reward NEOs based upon corporate and individual performance. Corporate performance is evaluated by reviewing the extent to which pre-set goals are met, which generally include the achievement of specified operational and financial goals; specific research, clinical, regulatory, commercial or compliance milestones; and business development and financing initiatives. No specific formula is used in regard to the allocation of the various elements within our executive compensation program. The Compensation Committee retains the discretion to reduce or eliminate a payment that otherwise might be payable to our executives based upon unforeseen events occurring during the year or its assessment of the Company’s or our executives’ performance in general.

The 2016 compensation package offered to each named executive officer is comprised of a combination of:

•	base salary;

•	annual cash incentive awards;

•	long-term equity incentive awards;

•	special bonus awards (milestone awards);

•	other benefits, such as health, dental, and retirement plans;

•	severance and change-of-control agreements.

Base Salary

Base salary levels are generally designed to provide fixed annual cash compensation that are competitive with base salary levels provided to executives of similar position, responsibility, experience, qualifications, and performance, to the extent such comparable positions exist. Additionally, the base salary levels allow us to recruit and retain the best qualified executives in a very competitive market for talent in the biotechnology and pharmaceuticals sectors, and provide executives with reasonable predictability regarding their basic annual standard of living. Base salaries of executives are reviewed annually as part of our annual review process in light of the executive’s individual performance and the Company’s performance during the prior year as well as the then current competitive conditions. We believe that it is appropriate during most years to provide an upward adjustment to executive salaries if the executive’s performance warrants such adjustment, our financial condition permits, and/or in order to adhere to our executive compensation philosophy of maintaining base salary levels near the 50th percentile as compared to our peers.

Name and Principal Position	Year	($)(2)
Gregory P. Madison	2017	556,973
President and Chief Executive Officer	2016	540,750
	2015	517,788

Scott A. Holmes	2017	375,500
Chief Financial Officer and Treasurer	2016	360,500

Brian Adams	2017	367,710
General Counsel and Corporate Secretary	2016	357,000

John F. Neylan	2017	424,360
Chief Medical Officer	2016	412,000

Christine Carberry(1)	2017	385,000
Chief Operating Officer

(1)	Ms. Carberry joined us in January 2017, therefore Ms. Carberry’s salary reflects her starting salary as of her start date with no increase granted during the Compensation Committee’s executive salary review.
(2)	2017 salaries represent current base salaries effective as of February 27, 2017.

Annual Cash Incentive Awards

Under our annual incentive cash bonus program, corporate goals are proposed by management and approved by the Compensation Committee. The weight given to the various Company goals is based on the Compensation Committee’s and the Board’s subjective determination of the Company’s relative strategic and operating priorities for the upcoming fiscal year. Whenever possible, the Compensation Committee attempts to develop quantitative measures of performance to provide clarity throughout the year as to how the Company is progressing against its goals.

Our 2016 annual incentive awards (both cash and equity) were based, in large part, upon the achievement of corporate performance goals, which included a combination of commercial, operational, clinical and regulatory goals related to our products as well as other corporate goals, and were achieved at an aggregate level of 76%. The corporate performance goals and objectives used to determine annual incentive awards in 2016 were as follows:

Goal(s)	Weight	2016 Performance
Pre-determined U.S. Net Sales Goal for Auryxia	40%	65%
Cash Operating Expense Goal	10%	100%
Submission of review package (supplemental new drug application, or sNDA) to the U.S. Food and Drug Administration, or the FDA for iron deficiency anemia, or IDA trial	20%	50%
Completion of 5-year strategic plan with focus on IDA indication launch	15%	100%
Regulatory approval of new drug product manufacturer	5%	100%
Completion of baseline employee engagement survey and creation of subsequent action plan	10%	100%

Total	100%	76%

The NEOs’ annual cash incentive awards were based entirely upon the Company’s performance against pre-established corporate goals and objectives, which are discussed above. The actual amounts paid to the executives pursuant to their annual cash incentive awards are detailed below and reported in the “Summary Compensation Table” as non-equity incentive plan compensation.

Name	Target Bonus Potential as a Percentage of Base Salary	2016 Bonus Payment ($)	Percentage of 2016 Base Salary	Percentage of Target Bonus
Gregory P. Madison	60%	243,337	45%	75%
Scott A. Holmes	40%	122,570	34%	85%
Brian Adams	40%	114,240	32%	80%
John F. Neylan	40%	140,080	34%	85%

In addition to the annual cash incentive awards, during 2016, the Compensation Committee awarded a special one-time cash bonus to (i) Mr. Holmes of $6,000 based on the Company’s successful relocation of its finance function to Boston, (ii) Mr. Adams of $13,600 based on the completion of validation campaigns at our new drug product manufacturing sites and (iii) Mr. Neylan of $11,100 based on the positive results from the Company’s recently completed Phase III clinical trial of Auryxia in the non-dialysis dependent chronic kidney disease setting.

Long-Term Equity Incentive Awards

Compensation for employees, including NEOs, also includes equity awards designed to align the long-term interests of our employees and our stockholders, to reward the achievement of individual performance goals and to assist in the retention of executives. We believe that equity compensation is a critical component of competitive compensation in the industry in which we operate. We generally provide for annual grants of stock options and restricted stock to our NEOs. We generally utilize a high percentage of options for our long term incentive compensation as we view this vehicle, in our industry, to be the purest form of performance-based incentive compensation. The value of compensation earned from options granted to our executives depends on the ability of our executives to achieve our performance goals which in turn should increase the stock price of the Company. Furthermore, we generally have at least one outstanding performance-based grant of restricted stock for each of our executives. Performance-based equity grants are designed with conditions we expect will require several years to attain, such as receipt of approval for a specific product from a governmental agency.

After consideration of our 2015 corporate goals and objectives, and a subjective consideration of each NEO’s individual performance during 2015, the Compensation Committee granted each NEO, on January 28, 2016, the following:

Name	Number of Shares of Common Stock Underlying Stock Options(1)	Shares of Restricted Common Stock(2)
Gregory P. Madison	307,500	153,750
Brian Adams	107,500	53,750
Scott A. Holmes	107,500	53,750
John F. Neylan	107,500	53,750

(1)	1/3 of these options vest on the first anniversary of the grant date and an additional 1/12 vest over three years at the end of each successive three-month period thereafter.
(2)	1/3 of the shares vest and become free from forfeiture on the first anniversary of the grant date and an additional 1/12 of the shares vest and become free from forfeiture over three years at the end of each successive three-month period thereafter.

Special Bonus Awards (milestone equity awards)

Mr. Madison. Upon the initial hire of Mr. Madison as COO in 2014 and his subsequent promotion to CEO in March 2015, and pursuant to the terms of his 2014 and 2015 employment agreements, he was granted certain stock options and restricted stock, which we refer to as the “Madison Milestone Options” and “Madison Milestone Restricted Stock”, respectively.

The Madison Milestone Options vest as follows; provided that Mr. Madison remains employed by us during such vesting period and subject to other terms and conditions in the award agreement:

•	15,000 options vested upon the first commercial sale of Auryxia within 90 days of marketing approval by the FDA which occurred on December 22, 2014.

•	30,000 options will vest upon reported net sales for Auryxia of $25 million or more in a calendar quarter.

•	30,000 options will vest upon reported net sales for Auryxia of $50 million or more in a calendar quarter.

•	40,000 options will vest upon reported net sales for Auryxia of $75 million or more in a calendar quarter.

The Madison Milestone Restricted Stock may vest as follows; provided that Mr. Madison remains employed by us during such vesting period and subject to other terms and conditions in the award agreement:

•	275,000 shares of restricted stock will vest and become free from forfeiture if Auryxia is number one in market share for phosphate binders in the dialysis market for two (2) consecutive calendar quarters.

•	125,000 shares of restricted stock will vest and become free from forfeiture if the Company meets its 2016 net sales milestone, which milestones were set as of February 8, 2015; and

•	125,000 shares of restricted stock will vest and become free from forfeiture upon the FDA approval of Auryxia in the treatment of iron deficiency anemia in patients with stages 3 – 5 non-dialysis dependent CKD resulting from the phase 3 clinical study initiated in September 2014.

The Company did not meet its 2016 net sales milestone therefore 125,000 shares of restricted stock were forfeited on December 31, 2016.

The Madison Milestone Options and Madison Milestone Restricted Stock will vest in full upon a change in control of the Company.

All NEOs. In March 2016, the Compensation Committee granted certain stock options, which we refer to as the “All NEO Milestone Options” which were contingent upon stockholder approval of an increase in the shares reserved under our equity incentive plan at the 2016 Annual Meeting of Stockholders. The All NEO Milestone Options vest as follows; provided that such NEO remains employed by us during such vesting period and subject to other terms and conditions in the award agreement:

Name	Number of Stock Options
Gregory P. Madison	761,250	(1)
Scott A. Holmes	376,250	(2)
Brian Adams	243,750	(3)
John F. Neylan	243,750	(3)

(1)	With respect to (i) 455,000 of the options, 50% vest upon approval by the FDA, of the clinical data from our Phase 3 clinical trial of ferric citrate for the treatment of IDA, in patients with Stage 3-5 dialysis and non-dialysis dependent chronic kidney disease, or NDD-CKD and 50% vest one year thereafter; and (ii) up to 306,250 of the options upon our achievement of certain quarterly net sales thresholds of Auryxia in the United States, 75% of which will vest upon achievement of the quarterly net sales threshold and 25% of which will vest one year thereafter.
(2)	With respect to (i) 220,000 of the options, 50% vest upon approval by the FDA of the clinical data from our Phase 3 clinical trial of ferric citrate for the treatment of IDA in patients with Stage 3-5 NDD-CKD and 50% vest one year thereafter and (ii) up to 156,250 of the options upon our achievement of certain quarterly net sales thresholds of Auryxia in the United States, 75% of which will vest upon achievement of the quarterly net sales threshold and 25% of which will vest one year thereafter.
(3)	With respect to (i) up to 150,000 of the options, 50% vest upon approval by the FDA of the clinical data from our Phase 3 clinical trial of ferric citrate for the treatment of IDA in patients with Stage 3-5 NDD-CKD and 50% vest one year thereafter and (ii) up to 93,750 of the options upon our achievement of certain quarterly net sales thresholds of Auryxia in the United States, 75% of which will vest upon achievement of the quarterly net sales threshold and 25% of which will vest one year thereafter.

All NEOs. In February 2017, the Compensation Committee granted certain stock options, which we refer to as the “All NEO Net Sales Milestone Options.” The All NEO Net Sales Milestone Options may vest as follows; provided that such NEO remains employed by us during such vesting period and subject to other terms and conditions in the award agreement:

Name	Number of Stock Options
Gregory P. Madison	600,000	(1)
Scott A. Holmes	195,000	(2)
Brian Adams	195,000	(2)
John F. Neylan	195,000	(2)
Christine Carberry	195,000	(2)

(1)	Up to 600,000 of the options will vest upon our achievement of a certain net sales threshold of Auryxia in the United States over four consecutive calendar quarters, 50% of which will vest upon achievement of the net sales threshold and 50% of which will vest one year thereafter.
(2)	Up to 195,000 of the options will vest upon our achievement of a certain net sales threshold of Auryxia in the United States over four consecutive calendar quarters, 50% of which will vest upon achievement of the net sales threshold and 50% of which will vest one year thereafter.

Other Benefits

Our executives are eligible to participate in all benefit programs on the terms made generally available to our employees, including medical insurance, dental insurance, payment of life insurance premiums, disability coverage, and participation in our retirement benefits, which are limited to a defined contribution—a 401(k) plan, subject to all applicable limitations under the plan. We make matching contributions to the 401(k) plan. The formula for determining the amount of our matching contributions is the same for our NEOs as for our other employees (and are subject to the same statutory maximum), but the actual contributions made to the accounts of our NEOs generally are at the top end of the range, due to the executives’ higher salaries and correspondingly higher cash contribution levels. We do not provide any other retirement benefits to our NEOs.

Compensation Recovery Policy

In 2016, the Compensation Committee adopted an Incentive Compensation Clawback/Recoupment Policy that is applicable to our NEOs and other members of senior management. The policy provides that the Compensation Committee may require a covered person who engages in detrimental conduct (e.g., committing a felony, gross negligence or willful misconduct with respect to our financial statements) to reimburse us for all, or a portion of, any bonus, incentive payment, equity-based award or other compensation received by him or her. In addition, if we need to restate our reported financial results to correct a material accounting error due to material noncompliance with a financial reporting requirement under the U.S. securities laws, the Compensation Committee may seek to recover or cancel the excess portion of incentive compensation paid (including through vesting of equity awards) during the 36-month period preceding the filing of the restatement that is deemed by us to be unearned.

Severance and Change-of Control Benefits

The employment agreements that are in place for each NEO provide for, among other things, payment and benefits upon certain terminations of employment. We believe these agreements are an important component in our effort to recruit and retain these executives, particularly for a company at our stage of development and in our relatively high-risk industry.

The Board of Directors believes that the change in control benefits provide to our NEOs are in the best interests of the Company and its stockholders to assure that the Company has the continued dedication of our NEOs, notwithstanding the possibility, threat or occurrence of a change in control of the Company.

For more information on these agreements, see the “Potential Payments upon Termination or Change in Control” section beginning on page 35 of this proxy statement.

Perquisites and Other Executive Benefits

We do not offer our NEOs any perquisites or other executive benefits.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on the review and discussions noted above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the SEC.

By the Compensation Committee of the Board of Directors

Kevin J. Cameron, Chairperson

Daniel P. Regan

Michael T. Heffernan

RISK ASSESSMENT OF COMPENSATION PROGRAMS

The Compensation Committee has reviewed with management the design and operation of our incentive compensation arrangements for all employees, including executive officers, for the purpose of determining whether such programs might encourage inappropriate risk-taking that could have a material adverse effect on the Company. Management and the Compensation Committee reviewed the Company’s incentive compensation arrangements for the purpose of identifying any aspects of such programs that might encourage behaviors that could exacerbate business risks. In conducting this assessment, the Compensation Committee considered, among other things, the performance objectives used in connection with these incentive awards and the features of the Company’s compensation program that are designed to mitigate compensation- related risk. The Compensation Committee concluded that any risks arising from the Company’s compensation plans, policies and practices are not reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and other compensation that we paid to our named executive officers (“NEOs”) or that was otherwise earned by our NEOs for their services in all capacities during 2014, 2015 and 2016. For a description of the individual amounts indicated below, please see our Compensation Discussion and Analysis beginning on page 18 of this proxy statement.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(10)	Option Awards ($)(10)	Non-Equity Incentive Plan Compensation ($)(11)	All Other Compensation ($)(12)	Total ($)
Gregory P. Madison(13)	2016	539,054	(1)	—		515,063	720,165	243,337	680	2,018,299
Chief Executive Officer and President	2015	517,788	(2)	—		485,768	5,135,484	141,750	9,000	6,289,790
	2014	358,333		—		1,292,850	1,170,970	179,178	4,621	3,005,952

Scott A. Holmes(13)	2016	359,371	(3)	6,000	(9)	180,063	251,765	122,570	6,526	926,295
Chief Financial Officer and Treasurer	2015	141,346	(4)	—		402,150	565,500	27,100	—	1,136,096

Brian Adams(13)	2016	354,615	(5)	13,600	(9)	180,063	251,765	114,240	3,333	917,616
General Counsel and Secretary	2015	333,269	(6)	—		342,368	514,984	61,200	9,000	1,260,821

John F. Neylan(13)	2016	413,061	(7)	11,100	(9)	180,063	251,765	140,080	4,592	1,000,681
Chief Medical Officer	2015	266,154	(8)	—		518,400	769,140	49,900	—	1,603,594

(1)	Mr. Madison’s 2016 salary reflects a salary increase for Mr. Madison to $540,750 as of February 1, 2016.
(2)	Reflects a salary increase for Mr. Madison to $525,000 as of January 11, 2015, as described in our Compensation Discussion and Analysis.
(3)	Mr. Holmes’ 2016 salary reflects a salary increase for Mr. Holmes to $360,500 as of February 1, 2016.
(4)	Mr. Holmes joined us in July 2015, therefore Mr. Holmes’ 2015 salary reflects a pro-rated amount for the time he was employed by the Company in 2015.
(5)	Mr. Adams’ 2016 salary reflects a salary increase for Mr. Adams to $357,000 as of February 1, 2016.
(6)	Mr. Adams’ 2015 salary reflects a salary increase for Mr. Adams to $340,000 as of March 1, 2015.
(7)	Mr. Neylan’s 2016 salary reflects a salary increase for Mr. Neylan to $412,000 as of February 1, 2016.
(8)	Mr. Neylan joined us in April 2015, therefore Mr. Neylan’s 2015 salary reflects a pro-rated amount for the time he was employed by the Company in 2015.
(9)	Reflects amounts paid pursuant to a special one-time cash bonus described in our Compensation Discussion and Analysis.
(10)	Reflects the aggregate grant date fair value of stock and option awards granted by the Company as computed under FASB ASC Topic 718. The grant date fair value of the stock awards is based on the fair market value of the underlying shares on the date of grant and does not take into account any estimated forfeitures. The grant date fair value of the stock awards also does not take into account any stock awards which vest upon certain corporate milestones when the “measurement date” for accounting purposes for such awards has not yet occurred and the fair value is uncertain. For such awards, stock-based compensation is measured and recorded if and when a milestone occurs. The assumptions made in the valuation of the option awards are contained in Note 9 to our consolidated financial statements for 2016 and Note 11 to our consolidated financial statements for 2015 and 2014, which are included in our Annual Report on Form 10-K for the fiscal year 2016, 2015 and 2014, respectively.
(11)	Reflects amounts paid under our annual incentive cash bonus program described in our Compensation Discussion and Analysis.
(12)	Reflects 401(k) company contributions for Mr. Madison, Mr. Holmes, Mr. Adams and Mr. Neylan.

(13)	The Stock Awards and Option Awards columns do not include the grant date fair value of the Madison Milestone Options, Madison Milestone Restricted Stock, or All NEO Milestone Options, as defined in Compensation Discussion and Analysis — Special Bonus Awards (milestone awards) because the value was $0 on the grant date. The grant date fair value of the Madison Milestone Options and Madison Milestone Restricted Stock, assuming the highest level of performance, is $1.4 million and $5.9 million, respectively.

Grants of Plan-Based Awards for Fiscal Year 2016

The following table below sets forth the individual grants of awards made to each of our NEOs during 2016.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards	All Other Stock Awards: Number of shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Awards ($)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Target (#)(2)
Mr. Madison			324,450
	01/28/16					153,750			515,063
	01/28/16						307,500	3.35	720,165
	05/25/16				761,250			4.81	3,118,841

Mr. Holmes		144,200
	01/28/16					53,750			180,063
	01/28/16						107,500	3.35	251,765
	05/25/16				376,250			4.81	1,541,496

Mr. Adams		142,800
	01/28/16					53,750			180,063
	01/28/16						107,500	3.35	251,765
	05/25/16				243,750			4.81	998,644

Mr. Neylan		164,800
	01/28/16					53,750			180,063
	01/28/16						107,500	3.35	251,765
	05/25/16				243,750			4.81	998,644

(1)	Represents target payout values for 2016 cash performance awards. At the Compensation Committee’s discretion, payouts can be zero. The actual amount earned by each NEO in 2016 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table on page 28 of this proxy statement.
(2)	Award of milestone-based stock options under the 2013 Incentive Plan or the 2013 Plan.
(3)	Award of time-vesting restricted stock under the 2013 Plan.
(4)	Award of time-vesting stock options under the 2013 Plan.
(5)	Reflects the aggregate grant date fair value of stock and option awards granted by the Company during 2016 as computed under FASB ASC Topic 718. The grant date fair value of the stock awards is based on the fair market value of the underlying shares on the date of grant and does not take into account any estimated forfeitures. The grant date fair value of the stock awards also does not take into account any stock awards which vest upon certain corporate milestones when the “measurement date” for accounting purposes has not yet occurred and the fair value is uncertain. For such awards, stock-based compensation is measured and recorded if and when a milestone occurs. The assumptions made in the valuation of the option awards are contained in Note 9 to our consolidated financial statements for 2016, which are included in our Annual Report on Form 10-K for the fiscal year 2016.

For a description of the vesting schedules of the equity awards, please see the Outstanding Equity Awards at 2016 Fiscal Year End Table below.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards for Fiscal Year 2016

Employment Agreements

Mr. Madison’s Employment Agreement

In February 2014, Gregory P. Madison joined us as our Executive Vice President and Chief Operating Officer pursuant to the terms of an employment agreement dated January 21, 2014. He was appointed our President in January 2015. On March 10, 2015, Mr. Madison was appointed our Chief Executive Officer and was appointed to our Board of Directors. In connection with his appointment as our Chief Executive Officer, we entered into a new employment agreement with Mr. Madison on March 10, 2015 (as amended, the “Madison Employment Agreement”). Under the Madison Employment Agreement, Mr. Madison’s current base salary is equal to $556,973 per year, subject to increases by the Compensation Committee at any time in its sole discretion. Mr. Madison’s base salary may be reduced only in connection with a proportionate reduction of compensation applicable to all other executive officers. Mr. Madison is also eligible to receive an annual discretionary bonus, not to exceed 60% of his base salary, if certain performance goals are met in the discretion of the Compensation Committee.

Under the Madison Employment Agreement, Mr. Madison will be entitled to cash severance payments if the Company terminates his employment without cause (as defined in the Madison Employment Agreement) or if Mr. Madison resigns his employment for good reason (as defined in the Madison Employment Agreement).

Mr. Holmes’ Employment Agreement

Effective July 27, 2015, we appointed Scott A. Holmes our Chief Financial Officer and entered into an agreement, dated June 26, 2015 (as amended, the “Holmes Employment Agreement”) governing the terms of Mr. Holmes’ employment. On January 6, 2017, the Holmes Employment Agreement was amended to employ Mr. Holmes on an “at will” basis. Under the Holmes Employment Agreement, Mr. Holmes’ current base salary is equal to $375,500 per year, subject to increases by the Compensation Committee at any time in its sole discretion. Mr. Holmes is also eligible to receive an annual discretionary bonus, not to exceed 40% of his base salary, if certain performance goals are met in the discretion of the Compensation Committee.

Under the Holmes Employment Agreement, Mr. Holmes will be entitled to cash severance payments if the Company terminates his employment without cause (as defined in the Holmes Employment Agreement) or if Mr. Holmes resigns his employment for good reason (as defined in the Holmes Employment Agreement).

Mr. Adams’ Employment Agreement

Effective April 8, 2014, we appointed Brian Adams our General Counsel and entered into an agreement, dated April 8, 2014 (as amended, the “Adams Employment Agreement”) governing the terms of Mr. Adams’ employment. On December 15, 2016, the Adams Employment Agreement was amended to employ Mr. Adams on an “at will” basis. Under the Adams Employment Agreement, Mr. Adams’ current base salary is equal to $367,710 per year, subject to increases by the Compensation Committee at any time in its sole discretion. Mr. Adams is also eligible to receive an annual discretionary bonus, not to exceed 40% of his base salary, if certain performance goals are met in the discretion of the Compensation Committee.

Under the Adams Employment Agreement, Mr. Adams will be entitled to cash severance payments if the Company terminates his employment without cause (as defined in the Adams Employment Agreement) or if Mr. Adams resigns his employment for good reason (as defined in the Adams Employment Agreement).

Mr. Neylan’s Employment Agreement

Effective April 22, 2015, we appointed John F. Neylan M.D. our Chief Medical Officer and entered into an agreement, dated April 22, 2015 (as amended, the “Neylan Employment Agreement”) governing the terms of

Dr. Neylan’s employment. On January 6, 2017, the Neylan Employment Agreement was amended to employ Mr. Neylan on an “at will” basis. Under the Neylan Employment Agreement, Dr. Neylan’s current base salary will be equal to $424,360 per year, subject to increases by the Compensation Committee at any time in its sole discretion. Dr. Neylan is also eligible to receive an annual discretionary bonus, not to exceed 40% of his base salary, if certain performance goals are met in the discretion of the Compensation Committee.

Under the Neylan Employment Agreement, Dr. Neylan will be entitled to cash severance payments if the Company terminates his employment without cause (as defined in the Neylan Employment Agreement) or if Dr. Neylan resigns his employment for good reason (as defined in the Neylan Employment Agreement).

Plan-Based Awards

Compensation for our NEOs also includes equity awards designed to align the long-term interests of our employees and our stockholders, to reward the achievement of individual performance goals and to assist in the retention of executives.

In connection with his initial employment with us, in February 2014, Mr. Madison was granted 85,000 shares of restricted common stock and options to purchase an additional 80,000 shares of our common stock, each of which vest over three years, and further options to purchase an additional 115,000 shares of our common stock that vest based on certain sales milestones. In connection with his appointment as our Chief Executive Officer, in March 2015, Mr. Madison was granted 550,000 shares of restricted common stock, which vests upon the achievement of certain performance-based milestones, and options to purchase 400,000 shares of our common stock which vest over three years.

In connection with his initial employment with us, in July 2015, Mr. Holmes was granted 7,500 shares of fully vested restricted common stock as a sign-on bonus, as well an additional 45,000 shares of restricted common stock and options to purchase an additional 100,000 shares of our common stock, each of which vest over three years.

In connection with his initial employment with us, in April 2014, Mr. Adams was granted 40,000 shares of restricted common stock and options to purchase an additional 60,000 shares of our common stock, each of which vest over three years.

In connection with his initial employment with us, in April 2015, Dr. Neylan was granted 45,000 shares of restricted common stock and options to purchase an additional 90,000 shares of our common stock, each of which vest over three years.

In January 2015, we granted 33,875 and 23,875 shares of restricted common stock to Mr. Madison and Mr. Adams, respectively, and options to purchase 67,750 and 47,750 shares of our common stock to Mr. Madison and Mr. Adams, respectively, in connection with a review of our 2014 corporate goals and objectives, and a subjective consideration of each NEO’s individual performance during 2014. One-third of each of these awards vested on the first anniversary of the grant date and an additional 1/12 vest at the end of each successive three-month period thereafter.

In January 2016, we granted 153,750 shares of restricted common stock to Mr. Madison and 53,750 shares of restricted common stock to each of Mr. Adams, Mr. Holmes and Mr. Neylan. Further, we granted an option to purchase 307,500 shares of common stock to Mr. Madison and options to purchase 107,500 shares of common stock to each of Mr. Adams, Mr. Holmes and Mr. Neylan. In March 2016, we granted All NEO Milestone Options to purchase 761,250 shares of common stock to Mr. Madison, to purchase 376,250 shares of common stock to Mr. Holmes and to purchase 243,750 shares of common stock to each of Mr. Adams and Mr. Neylan, all of which were contingent upon stockholder approval of an increase in the shares reserved under our equity incentive plan at the 2016 Annual Meeting of Stockholders. In addition, in February 2017, we granted an option to purchase 600,000 shares of common stock to Mr. Madison and options to purchase 195,000 shares of common stock to each of Mr. Adams, Mr. Holmes and Mr. Neylan. For a discussion of these grants please refer to the Long-Term Equity Incentive Awards Section of the Compensation Discussion and Analysis above.

Outstanding Equity Awards at 2016 Fiscal Year End

The following table provides information concerning equity awards that are outstanding as of December 31, 2016 for each of our NEOs.

	Option Awards								Stock Awards			Equity Incentive Plan Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (28) ($)
Mr. Madison	73,334	(1)	6,666	(1)			15.21	02/08/24
	15,000	(2)			100,000	(2)	15.21	02/08/24
	39,522	(3)	28,228	(3)			14.34	01/04/25
	233,335	(4)	166,665	(4)			14.68	01/11/25
	—		307,500	(5)			3.35	01/28/26
	—				761,250	(6)	4.81	05/25/26
									5,000	(7)	29,300
									14,114	(8)	82,708
												400,000	(9)	2,344,000
									153,750	(10)	900,975

Mr. Holmes	41,668	(11)	58,332	(11)			7.66	07/27/25
	—		107,500	(12)			3.35	01/28/26
	—				376,250	(13)	4.81	05/25/26
									26,248	(14)	153,813
									53,750	(15)	314,975
Mr. Adams	50,002	(16)	9,998	(16)			14.06	04/14/24
	27,855	(17)	19,895	(17)			14.34	01/04/25
	—		107,500	(18)			3.35	01/28/26
					243,750	(19)	4.81	05/25/26
									9,946	(20)	39,063
									6,666	(21)	58,284
									53,750	(22)	314,975
Mr. Neylan	45,003	(23)	44,997	(23)			11.52	04/22/25
	—		107,500	(24)			3.35	01/28/26
	—				243,750	(25)	4.81	05/25/26
									22,497	(26)	131,832
									53,750	(27)	314,975

(1)	Stock options awarded to the executive on February 8, 2014, under the 2013 Plan. The options vested as to 26,667 shares on February 8, 2015, and the remaining portion vests in equal installments on a quarterly basis through February 8, 2017.

(2)	Stock options awarded to the executive on February 8, 2014, under the 2013 Plan. The options vested as to 15,000 shares upon the first commercial sale of Auryxia on December 22, 2014, and the remaining portion will vest upon the achievement of certain Auryxia sales milestones.
(3)	Stock options awarded to the executive on January 4, 2015, under the 2013 Plan. The options vested as to 22,583 shares on January 4, 2016, and the remaining portion vests in equal installments on a quarterly basis through January 4, 2017.
(4)	Stock options awarded to the executive on January 11, 2015, under the 2013 Plan. The options vested as to 133,333 shares on January 11, 2016, and the remaining portion vests in equal installments on a quarterly basis through January 11, 2018.
(5)	Stock options awarded to the executive on January 28, 2016, under the 2013 Plan. The options vest as to 102,501 shares on January 28, 2017, and the remaining portion will vest in equal installments on a quarterly basis through January 28, 2019.
(6)	Stock options awarded to the executive on May 25, 2016, under the 2013 Plan based on milestone achievements. With respect to (i) 455,000 of the options, 50% vest upon approval by the FDA of the clinical data from our Phase 3 clinical trial of ferric citrate for the treatment of IDA in patients with Stage 3-5 dialysis and NDD-CKD and 50% vest one year thereafter and (ii) up to 306,250 of the options upon our achievement of certain quarterly net sales thresholds of Auryxia in the United States, 75% of which will vest upon achievement of the quarterly net sales threshold and 25% of which will vest one year thereafter.
(7)	Restricted stock granted to the executive on February 8, 2014, under the 2013 Plan, vested as to 25,000 shares on February 8, 2014, and 60,000 shares vested as to 20,000 shares on February 8, 2015 and the remaining shares vest in equal installments on a quarterly basis through February 8, 2017.
(8)	Restricted stock granted to the executive on January 4, 2015, under the 2013 Plan, vested as to 11,292 shares on January 4, 2016 and the remaining shares vest in equal installments on a quarterly basis through January 4, 2018.
(9)	Restricted stock granted to the executive on March 10, 2015 based on milestone achievements 275,000 shares of restricted stock will vest and become free from forfeiture if Auryxia is number one in market share for phosphate binders in the dialysis market for two (2) consecutive calendar quarters and 125,000 shares of restricted stock will vest and become free from forfeiture upon the FDA approval of Auryxia in the treatment of iron deficiency anemia in patients with stages 3-5 non-dialysis dependent CKD resulting from the phase 3 clinical study initiated in September 2014.
(10)	Restricted stock granted to the executive on January 28, 2016, under the 2013 Plan, vests as to 50,251 shares on January 28, 2017 and the remaining shares will vest in equal installments on a quarterly basis through January 28, 2019.
(11)	Stock options awarded to the executive on July 27, 2015, under the 2013 Plan. The stock options vested as to 33,333 shares on July 27, 2016, and the remaining portion vests in equal installments on a quarterly basis through July 27, 2018.
(12)	Stock options awarded to the executive on January 28, 2016, under the 2013 Plan. The options vest as to 35,834 shares on January 28, 2017, and the remaining portion will vest in equal installments on a quarterly basis through January 28, 2019.
(13)	Stock options awarded to the executive on May 25, 2016, under the 2013 Plan based on milestone achievements. With respect to (i) up to 220,000 of the options, 50% vest upon approval by the FDA of the clinical data from our Phase 3 clinical trial of ferric citrate for the treatment of IDA in patients with Stage 3-5 NDD-CKD and 50% vest one year thereafter and (ii) up to 156,250 of the options upon our achievement of certain quarterly net sales thresholds of Auryxia in the United States, 75% of which will vest upon achievement of the quarterly net sales threshold and 25% of which will vest one year thereafter.
(14)	Restricted stock granted to the executive on July 27, 2015, under the 2013 Plan, vested as to 15,000 shares on July 27, 2016 and the remaining shares vest in equal installments on a quarterly basis through July 27, 2018.
(15)	Restricted stock granted to the executive on January 28, 2016, under the 2013 Plan, vests as to 17,917 shares on January 28, 2017 and the remaining shares will vest in equal installments on a quarterly basis through January 28, 2019.

(16)	Stock options awarded to the executive on April 14, 2014, under the 2013 Plan. The options vested as to 20,000 shares on April 14, 2015, and the remaining portion vests in equal installments on a quarterly basis through April 14, 2017.
(17)	Stock options awarded to the executive on January 4, 2015, under the 2013 Plan. The options vested as to 15,917 shares on January 4, 2016, and the remaining portion vests in equal installments on a quarterly basis through January 4, 2018.
(18)	Stock options awarded to the executive on January 28, 2016, under the 2013 Plan. The options vest as to 35,834 shares on January 28, 2017, and the remaining portion will vest in equal installments on a quarterly basis through January 28, 2019.
(19)	Stock options awarded to the executive on May 25, 2016, under the 2013 Plan based on milestone achievements. With respect to (i) up to 150,000 of the options, 50% vest upon approval by the FDA of the clinical data from our Phase 3 clinical trial of ferric citrate for the treatment of IDA in patients with Stage 3-5 NDD-CKD and 50% vest one year thereafter and (ii) up to 93,750 of the options upon our achievement of certain quarterly net sales thresholds of Auryxia in the United States, 75% of which will vest upon achievement of the quarterly net sales threshold and 25% of which will vest one year thereafter.
(20)	Restricted stock granted to the executive on April 14, 2014, under the 2013 Plan, vested as to 13,334 shares on April 14, 2015 and the remaining shares vest in equal installments on a quarterly basis through April 14, 2017.
(21)	Restricted stock granted to the executive on January 4, 2015, under the 2013 Plan, vested as to 7,958 shares on January 4, 2016 and the remaining shares vest in equal installments on a quarterly basis through January 4, 2018.
(22)	Restricted stock granted to the executive on January 28, 2016, under the 2013 Plan, vest as to 17,917 shares on January 28, 2017 and the remaining shares will vest in equal installments on a quarterly basis through January 28, 2019.
(23)	Stock options awarded to the executive on April 22, 2015, under the 2013 Plan. The options vested as to 30,000 shares on April 22, 2015, and the remaining portion vest in equal installments on a quarterly basis through April 22, 2018.
(24)	Stock options awarded to the executive on January 28, 2016, under the 2013 Plan. The options vest as to 35,834 shares on January 28, 2017, and the remaining portion vest in equal installments on a quarterly basis through January 28, 2019.
(25)	Stock options awarded to the executive on May 25, 2016, under the 2013 Plan based on milestone achievements. With respect to (i) up to 150,000 of the options, 50% vest upon approval by the FDA of the clinical data from our Phase 3 clinical trial of ferric citrate for the treatment of IDA in patients with Stage 3-5 NDD-CKD and 50% vest one year thereafter and (ii) up to 93,750 of the options upon our achievement of certain quarterly net sales thresholds of Auryxia in the United States, 75% of which will vest upon achievement of the quarterly net sales threshold and 25% of which will vest one year thereafter.
(26)	Restricted stock granted to the executive on April 22, 2015, under the 2013 Plan, vested as to 15,000 shares on April 22, 2016 and the remaining shares vest in equal installments on a quarterly basis through April 22, 2018.
(27)	Restricted stock granted to the executive on January 28, 2016, under the 2013 Plan, vest as to 17,917 shares on January 28, 2017 and the remaining shares vest in equal installments on a quarterly basis through January 28, 2019.
(28)	Based on the closing price of our stock on December 30, 2016 ($5.86), the last trading day of the 2016 fiscal year.

Option Exercises and Stock Vested in Fiscal Year 2016

The following table provides information regarding the number of shares acquired upon the exercise of stock options and/or the vesting of shares for our NEOs during 2016.

	Number of Option Awards		Number of Stock Awards
Name	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Mr. Madison	—	—	39,761	190,028
Mr. Holmes	—	—	18,752	128,824
Mr. Adams	—	—	27,261	140,062
Mr. Neylan	—	—	22,503	122,680

(1)	Represents the aggregate value of the shares of common stock received upon exercise of stock options during 2016, based upon the difference between the exercise price and the fair market value of our common stock on the applicable exercise date.
(2)	Represents the aggregate value of restricted stock vesting in 2016, based upon the fair market value of our common stock on the applicable vesting date.

Pension Benefits

We do not have any pension plans.

Nonqualified Deferred Compensation

We do not have any nonqualified defined contribution plans or other deferred compensation plan.

Potential Payments upon Termination or Change in Control

During 2016, each NEO had an employment agreement with the Company that provided certain compensation and benefits in the event of the termination of employment under certain conditions.

Equity Plans

Pursuant to the terms of the 2004 Plan, upon the occurrence of a change in control, any awards outstanding under such plan will become fully- vested. Pursuant to the terms of the 2007 Plan and the 2013 Plan, upon the occurrence of a change in control of the Company in which awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control, all outstanding awards under such plan will become fully vested. The 2007 Plan and the 2013 Plan also provide that, with respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control, if within two years after the effective date of the change in control, a participant’s employment is terminated without “Cause” or the participant resigns for “Good Reason,” then all outstanding awards under such plan will become fully-vested. For purposes of the 2007 Plan and the 2013 Plan, “Good Reason” generally means (i) a material diminution in the participant’s duties, or the assignment to the participant of duties materially inconsistent with his or her authority, responsibilities and reporting requirements; or (ii) a material breach by the Company of its obligations to the participant under any written employment agreement or arrangement. For purposes of the 2007 Plan and the 2013 Plan, “Cause” generally means (i) a material breach of the terms of the participant’s restrictive covenants with the Company; (b) a material breach by the participant of any provision of his or her employment arrangement; (c) the habitual neglect or gross failure by the participant to adequately perform his or her duties; (d) any act of moral turpitude or criminal action connected to the participant’s employment with the Company; or (e) the participant’s repetitive refusal to comply with, or his or her violation of lawful instructions of, the Chief Executive Officer, Chief Financial Officer or the Board of Directors.

Gregory P. Madison

The table below summarizes the value of potential payments and benefits that Mr. Madison would receive if his employment was terminated on December 31, 2016 under the circumstances shown, or if a change in control of the Company occurred on December 31, 2016. The table excludes amounts that would be paid in the normal course of continued employment, such as accrued but unpaid salary. Actual amounts to be paid can only be determined at the time of such termination of service.

Type of Payment	Termination Other Than For Cause; Resignation For Good Reason (Prior to a Change in Control) ($)		Death or Disability ($)		Termination of Employment in Connection With Expiration of Employment Period ($)		Termination Other Than For Cause; Resignation For Good Reason (Following a Change in Control) ($)(3)	Change in Control (Absent Termination) ($)(3)
Cash Severance	569,116		—		—		1,421,731	—
Value of Accelerated Equity(1)	—	(2)	—	(2)	—	(2)	1,784,808	—

Total	569,116						3,206,539	—

(1)	Represents the fair market value of shares underlying outstanding stock options and restricted shares that would be vested upon the event, based on the closing price of our stock on December 31, 2016 ($5.86), the last trading day of the most recently completed fiscal year (less the exercise price, in the case of the stock options). For purposes of this calculation, outstanding stock options having an exercise price equal to or more than the closing price of our common stock on such date have a value of $0.
(2)	Assumes that any market share milestones of the Madison Milestone Restricted Stock which would vest were not achieved during the 12-month period following termination and that any approval milestones of Madison Milestone Restricted Stock which would vest were not achieved during the 3-month period following termination.
(3)	Assumes that that the equity awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control.

Change in Control. Mr. Madison’s current employment agreement provides that, if, within one year after the effective date of a change in control, Keryx or its successor terminates Mr. Madison’s employment without cause, or Mr. Madison resigns for good reason, then Mr. Madison would have received a lump sum cash payment equal to the sum of:

•	200% of his then-current annual base salary or, if higher, his base salary in effect immediately prior to the change in control;

•	200% of the annual bonus earned by Mr. Madison for the fiscal year immediately prior to the year in which his date of termination occurs, if any; and

•	the total monthly premium payment (both the Keryx portion and Mr. Madison’s portion of such premium) under the Keryx group healthcare plan multiplied by twenty-four (24).

For purposes of Mr. Madison’s employment agreement and First Amendment thereto, as well as the 2004 Plan, 2007 Plan and 2013 Plan, “Change in Control” generally means: (i) the incumbent Board of Directors of the Company ceases to constitute a majority of the Board of Directors; (ii) the acquisition by any individual, entity or group of 30% or more ownership interest in the outstanding common stock or combined voting power of the then outstanding securities of the Company (with certain limited exceptions); (iii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange or a sale or other disposition of all or substantially all of the assets of the Company, unless (a) the beneficial owners of the Company’s stock immediately prior to the transaction continue to own 50% or more of the outstanding common stock and combined voting power of the then outstanding securities of the Company and (b) no person acquires a 30% or more ownership interest in the then outstanding common stock or combined voting power of the then outstanding securities of the Company, or (iv) any acquisition by Baupost Group Securities, L.L.C. or any of its affiliates (“Baupost”), unless after giving effect to such acquisition Baupost owns more than 49% of either the outstanding company stock or outstanding Company voting securities.

Termination Other than for Cause; Termination for Good Reason. If we terminate Mr. Madison for any reason other than for “Cause,” or if he terminates his employment for “Good Reason,” then he would have been entitled to the following benefits:

•	Lump cash severance equal to 100% of his then-current base salary;

•	the total monthly premium payment (both the Keryx portion and Mr. Madison’s portion of such premium) under the Keryx group healthcare plan multiplied by twelve (12);

•	any vested portion of the stock options granted to Mr. Madison by the Company would remained exercisable for a period of one year;

•	his opportunity to vest in any shares of restricted stock subject to the market share milestones of the Madison Milestone Restricted Stock would continue for a period of twelve months after the date of termination and, to the extent that a milestone is achieved during such twelve-month period, the options relating to such milestone would vest and remain exercisable for a period of one year after the date of termination; and

•	his opportunity to vest in any shares of restricted stock subject to the approval milestones of the Madison Milestone Restricted Stock would continue for a period of three months after the date of termination and, to the extent that a milestone is achieved during such three-month period, the options relating to such milestone would vest and remain exercisable for a period of one year after the date of termination.

The employment agreement also provides that if any payments or benefits would be subject to the excise tax imposed on “parachute payments” under Section 4999 of the Internal Revenue Code, the payments would be limited to the maximum amount that could be paid without triggering the excise tax, provided that such cut-back would produce a greater net benefit to Mr. Madison than if he had paid the excise tax.

Under Mr. Madison’s 2015 employment agreement, “Cause” generally means the executive’s: (i) conviction of, pleading guilty to, or confession to a felony or any crime involving any act of dishonesty, fraud, misappropriation or embezzlement; (ii) misconduct or gross negligence in connection with the performance of his duties; (iii) engaging in any fraudulent, disloyal or unprofessional conduct which is, or is likely to be, injurious to the Company, its financial condition, or its reputation; (iv) failure to perform his duties with the Company; (v) failure to meet agreed-upon, written performance standards; or (vi) breach of the covenants in the agreement, or material breach of any other provisions of this Agreement. “Good Reason” generally means (i) a reduction in his base salary of more than 15% in the aggregate (i.e., in excess of $60,000); (ii) a material diminution in his authority, duties, or responsibilities, or not reporting directly to the CEO; (iii) a delay in marketing approval of Auryxia by the FDA of greater than nine months from June 7, 2014; (iv) relocation of his principal office to location that is more than 35 miles away from the current location of the Company’s office in Boston, Massachusetts; or (v) any other material breach by the Company of the employment agreement.

Death; Disability; Termination of Employment in Connection With Expiration of Employment Period. If Mr. Madison’s employment is terminated by reason of his death or disability, or if we terminate his employment upon the normal expiration of the employment period, then he would be entitled to his accrued obligations and any vested portion of his stock options would remain exercisable for a period of one year following his date of termination. His opportunity to vest in any Madison Milestone Options would continue for a period of three months after the date of termination and, to the extent that a milestone is achieved during such three-month period, the options relating to such milestone would vest and remain exercisable for a period of one year after the date of termination. Any unvested shares of restricted stock shall immediately lapse and be forfeited without consideration as of the date of termination.

Restrictive Covenants. During the one-year period after his termination of employment, Mr. Madison is prohibited from soliciting protected customers or employees of the Company, competing with the Company, and disclosing any of the Company’s confidential information or trade secrets.

Other Named Executive Officers

The table below summarizes the value of potential payments and benefits that Mr. Holmes, Mr. Adams and Mr. Neylan would receive if his employment was terminated on December 31, 2016 under the circumstances shown, or if a change in control of the Company occurred on December 31, 2016. The table excludes amounts that would be paid in the normal course of continued employment, such as accrued but unpaid salary. Actual amounts to be paid can only be determined at the time of such termination of service.

NEO	Type of Payment		Termination Other Than For Cause; Resignation For Good Reason (Prior to a Change in Control) ($)	Death or Disability ($)	Termination of Employment in Connection With Expiration of Employment Period ($)	Termination Other Than For Cause; Resignation For Good Reason (Following a Change in Control) ($)(2)	Change in Control (Absent Termination) ($)(2)
Scott A. Holmes
	Cash Severance		382,396	—	—	409,496	—
	Value of Accelerated Equity	(1)	—	—	—	738,613	—
Brian Adams
	Cash Severance		385,366	—	—	446,566	—
	Value of Accelerated Equity	(1)	—	—	—	682,146	—
John F. Neylan
	Cash Severance		433,896	—	—	483,796	—
	Value of Accelerated Equity	(1)	—	—	—	716,632	—

(1)	Represents the fair market value of shares underlying outstanding stock options and restricted shares that would be vested upon the event, based on the closing price of our stock on December 31, 2015 ($5.05), the last trading day of the most recently completed fiscal year (less the exercise price, in the case of the stock options). For purposes of this calculation, outstanding stock options having an exercise price equal to or more than the closing price of our common stock on such date have a value of $0.
(2)	Assumes that that the equity awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control.

Change in Control. The employment agreements for Scott A. Holmes, Brian Adams, and John F. Neylan provide that, if, within one year after the effective date of a change in control, Keryx or its successor terminated such NEO’s employment without cause, or such NEO resigned for Good Reason, then the NEO would have received a lump sum cash payment equal to the sum of:

•	100% of his then-current annual base salary or, if higher, his base salary in effect immediately prior to the change in control;

•	100% of the annual bonus earned by each NEO for the fiscal year immediately prior to the year in which his date of termination occurs, if any; and

•	the total monthly premium payment (both the Keryx portion and the NEO’s portion of such premium) under the Keryx group healthcare plan multiplied by twelve (12).

For purposes of this section, “Change in Control” and “Good Reason” have the same meanings as provided in Mr. Madison’s employment agreement, which is described above.

Termination Other than for Cause; Termination for Good Reason. The Company has entered into employment agreements with all of our other NEOs. These employment agreements provide that, in the event that we terminate the named executive officer’s employment, other than for death, disability or cause, or he resigns for Good Reason (as defined above), and he has complied with all his obligations under all agreements with us, then Company is obligated to pay lump cash severance to the executive in an amount equal to:

•	the NEO’s annual base salary; and

•	the total monthly premium payment (both the Keryx portion and the NEO’s portion of such premium) under the Keryx group healthcare plan multiplied by twelve (12).

In addition, any vested portion of the stock options granted to the NEO by the Company would remain exercisable for a period of six months in the event that we terminate the named executive officer’s employment, other than for death, disability or cause, or he resigns for good reason.

DIRECTOR COMPENSATION

Elements of Director Compensation

Cash Compensation. Our non-employee directors receive the following cash compensation:

(i)	$60,000 annual retainer;

(ii)	$25,000 additional annual retainer for service as Chairman of the Board;

(iii)	$20,000 additional retainer for service as Chairman of the Audit Committee; and

(iv)	$12,500 additional retainer for service as Chairman of the Compensation Committee, R&D Committee, or Nominating and Corporate Governance Committee.

Each non-employee director receives reimbursement for reasonable travel expenses incurred in attending meetings of our Board of Directors and meetings of committees of our Board of Directors.

Equity Compensation. Our non-employee directors receive the following equity compensation under the Directors’ Equity Compensation Plan, which is a subplan of the 2013 Plan.

•	Initial Option Grant. Non-employee directors receive options to purchase 50,000 shares of our common stock upon initial election or appointment to the Board of Directors. The initial options vest in equal annual installments over three years, beginning on the first anniversary of the date of grant.

•	Re-Election Option Grant. Non-employee directors receive options to purchase 30,000 shares of our common stock upon each re- election to the Board of Directors. Each non-employee director serving on the Board of Directors as of the 2016 Annual Meeting of Stockholders received a re-election option grant in 2016. Such options vest in equal annual installments over three years, beginning on the first anniversary of the date of grant.

•	Re-Election Stock Grant. Non-employee directors receive a restricted stock award of 10,000 shares of our common stock upon each re- election to the Board of Directors. Each non-employee director serving on the Board of Directors as of the 2016 Annual Meeting of Stockholders received a re-election option grant in 2016. Such restricted stock vest in equal annual installments over three years, beginning on the first anniversary of the date of grant.

2016 Director Compensation

The following table sets forth the cash and other compensation paid by the Company to the non-employee members of the Board of Directors for all services in all capacities during 2016. Directors who are employed by us are not compensated for their service on our Board of Directors.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Total ($)

Kevin J. Cameron	72,500	57,100	118,590	248,190
John P. Butler	92,460	57,100	118,590	268,150
Daniel P. Regan	69,375	57,100	118,590	245,065
Steven C. Gilman(3)	64,375	57,100	282,840	404,315
Michael Rogers(3)	70,000	57,100	282,840	409,940
Michael T. Heffernan(4)	41,739	—	208,550	250,289
Jodie P. Morrison(4)	41,739	—	208,550	250,289
Joseph Feczko(5)	18,125	—	—	18,125
Wyche Fowler(5)(6)	18,125	—	91,400	109,525
Jack Kaye(5)(6)	20,000	—	91,400	111,400
Michael Tarnok(5)(6)	21,250	—	91,400	112,650

(1)	Represents cash retainer for serving on our Board and committees of the Board.
(2)	Reflects the aggregate grant date fair value of stock and option awards granted by the Company as computed under FASB ASC Topic 718. The grant date fair value of the stock awards is based on the fair market value of the underlying shares on the date of grant. The assumptions made in the valuation of the option awards are contained in Note 9 to our consolidated financial statements for 2016, which are included in our Annual Report on Form 10-K for the fiscal year 2016.
(3)	Mr. Gilman and Mr. Rogers joined our Board in March 2016.
(4)	Mr. Heffernan and Ms. Morrison joined our Board in June 2016.
(5)	Mr. Feczko, Mr. Fowler, Mr. Kaye and Mr. Tarnok did not seek re-election to our Board of Directors at the 2016 Annual Meeting of Stockholders.
(6)	Stock options for 25,000 shares granted in consideration for consulting services.

The following table shows the number of stock and option awards granted to each director listed above during 2016, and the grant date fair value for each award (determined in accordance with FASB ASC Topic 718):

Name	Grant Date	Stock Awards (#)	Stock Options (#)	Grant Date Fair Value of Awards ($)
John P. Butler	05/26/16	10,000		57,100
	05/26/16		30,000	118,590

Kevin J. Cameron	05/26/16	10,000		57,100
	05/26/16		30,000	118,590

Daniel P. Regan	05/26/16	10,000		57,100
	05/26/16		30,000	118,590

Steven C. Gilman	03/31/16		50,000	164,250
	05/26/16	10,000		57,100
	05/26/16		30,000	118,590

Michael Rogers	03/31/16		50,000	164,250
	05/26/16	10,000		57,100
	05/26/16		30,000	118,590

Michael T. Heffernan	06/21/16		50,000	208,550

Jodie P. Morrison	06/21/16		50,000	208,550

Wyche Fowler	07/14/16		25,000	91,400

Jack Kaye	07/14/16		25,000	91,400

Michael Tarnok	07/14/16		25,000	91,400

The following table reflects the aggregate number of unvested stock awards and unexercised vested and unvested option awards that were held by each of director listed above as of December 31, 2016:

Name	Stock Awards (#)	Option Awards (#)

John P. Butler	10,000	80,000
Kevin J. Cameron	19,999	300,000
Joseph Feczko	—	185,000
Wyche Fowler	—	245,000
Jack Kaye	—	245,000
Michael Tarnok	—	285,000
Daniel P. Regan	19,999	140,000
Steven C. Gilman	10,000	80,000
Michael Rogers	10,000	80,000
Michael T. Heffernan	—	50,000
Jodie P. Morrison	—	50,000

Following their departure from our Board of Directors at the 2016 Annual Meeting of Stockholders held in May 2016, we entered into consulting arrangements with each of Messrs. Fowler, Kaye and Tarnok in July 2017 pursuant to which they will each provide certain consulting services to us over a 36-month term. As consideration for their consulting services, we granted fully-vested options to purchase 25,000 shares of our Common Stock at an exercise price of $7.01 per share to each of Messrs. Fowler, Kaye and Tarnok. Each of these options expires three years from the grant date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of our Compensation Committee are Kevin Cameron, Michael Heffernan and Daniel Regan. No member of our Compensation Committee during fiscal year 2016 or as of the date of this proxy statement, is or has been an officer or employee of Keryx or any of our subsidiaries, nor has any member of our Compensation Committee had any relationship with Keryx requiring further disclosure.

During the last fiscal year, none of our executive officers served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, whose executive officers either served as a member of our Compensation Committee or our Board of Directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of the shares of our common stock to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of any Forms 3, 4 or 5 that they file. The SEC rules require us to disclose late filings of initial reports of stock ownership and changes in stock ownership by our directors, executive officers and 10% stockholders. Based solely on a review of copies of the Forms 3, 4 and 5 furnished to us by reporting persons and any written representations furnished by certain reporting persons, we believe that during the fiscal year ended December 31, 2015, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% stockholders were completed in a timely manner.

RELATED-PERSON TRANSACTIONS

Policy

Our Board of Directors has determined that the Audit Committee is best suited to review and approve transactions with related persons, and they do so under the terms of our Related Person Transactions Policy, which is available on our website, located at www.keryx.com. According to our Related Person Transactions Policy, prior to entering into a transaction with a related person, (a) the director, executive officer, nominee or significant holder who has a material interest (or whose immediate family member has a material interest) in the transaction or (b) the business unit or function/department leader responsible for the potential transaction with a related person is required to provide notice to the Chairman of the Audit Committee of the Company (“Committee Chairman”) of the material facts and circumstances of the potential transaction with a related person and such information concerning the transaction as the Committee Chairman may reasonably request. If the Committee Chairman determines that the proposed transaction is a related person transaction, the proposed related person transaction must be submitted to the Audit Committee for consideration at the next Audit Committee meeting or, in those instances in which the Committee Chairman determines that it is not practicable or desirable for the Company to wait until the next Audit Committee meeting, the Committee Chairman possesses delegated authority to act between Committee meetings.

The Audit Committee will consider all of the relevant facts and circumstances available to the Audit Committee, including (if applicable) but not limited to: (a) the benefits to the Company; (b) the availability of other sources for comparable products or services; (c) the terms of the transaction; and (d) the terms available to unrelated third parties or to employees generally. No member of the Audit Committee will participate in any review, consideration or approval of any related person transaction if such member, or any of his or her immediate family members, is the related person. The Audit Committee or Chairperson, as applicable, will convey the approval or disapproval of the transaction to the Chief Executive Officer or Secretary, who will convey the decision to the appropriate persons within the Company. The Chairperson of the Audit Committee will report to the Audit Committee at the next Audit Committee meeting any approval under this policy made by the chairperson pursuant to delegated authority.

In the event we become aware of a related person transaction that has not been previously approved or previously ratified under this policy, and such transaction is pending or ongoing, it will be submitted to the Audit Committee or Chairperson, as applicable, promptly, and the Audit Committee or Chairperson will consider all of the relevant facts and circumstances available to the Audit Committee or the Chairperson as provided above. Based on the conclusions reached, the Audit Committee or Chairperson, as applicable, will evaluate all options, including but not limited to, ratification, amendment or termination of the related person transaction.

Related Person Transactions

We did not have any related person transactions in 2016, and none are currently proposed.

STOCK OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS, AND 5% BENEFICIAL OWNERS

The following table shows information, as of March 15, 2017, concerning the beneficial ownership of our common stock by:

•	each person we know to be the beneficial owner of more than 5% of our common stock;

•	each of our current directors;

•	each of our NEOs shown in our Summary Compensation Table; and

•	all current directors and NEOs as a group.

As of March 15, 2017, there were 107,678,012 shares of our common stock outstanding. In order to calculate a stockholder’s percentage of beneficial ownership, we include in the calculation those shares underlying options or warrants beneficially owned by that stockholder that are vested or that will vest within 60 days of March 15, 2017. Shares of restricted stock are deemed to be outstanding. Options or warrants held by other stockholders that are not attributed to the named beneficial owner are disregarded in this calculation. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares of our common stock. Unless we have indicated otherwise, each person named in the table below has sole voting power and investment power for the shares listed opposite such person’s name, except to the extent authority is shared by spouses under community property laws. Shares owned and percentage of ownership relating to 5% stockholders is based solely on their most recent 13G filing.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percentage of Shares Outstanding
John P. Butler(2)	26,667		—	*
Kevin J. Cameron(3)	400,002		—	*
Steven C. Gilman(4)	26,667		—	*
Michael T. Heffernan(5)	—	(5)
Gregory P. Madison(6)	1,357,653		1.26%
Jodie P. Morrison(5)	—	(5)
Daniel P. Regan(7)	120,002		—	*
Mike Rogers(8)	26,667		—	*
Scott A. Holmes(9)	250,751		—	*
Brian Adams(10)	281,915		—	*
John F. Neylan, M.D.(11)	236,690		—	*
All current directors and executive officers as a group (12 people)(12)	2,812,014		2.58%
5% Stockholders
Baupost Group, L.L.C.(13)	25,791,678		23.95%
The Vanguard Group(14)	6,545,762		6.08%
Abrams Capital, L.L.C(15)	5,719,176		5.31%
BlackRock, Inc(16)	5,393,515		5.01%

*	Less than 1% of outstanding common stock
(1)	The address of each of the directors and officers listed is c/o Keryx Biopharmaceuticals, Inc., One Marina Park Drive, 12th Floor, Boston, Massachusetts 02210.
(2)	Includes 16,667 shares of our common stock issuable upon the exercise of options.
(3)	Includes 240,002 shares of our common stock issuable upon the exercise of options.
(4)	Includes 16,667 shares of our common stock issuable upon the exercise of options.
(5)	Mr. Heffernan and Ms. Morrison joined our Board in June 2016. As of March 15, 2017, no stock options have vested or will vest within 60 days of March 15, 2017.
(6)	Includes 573,942 shares of our common stock issuable upon the exercise of options.

(7)	Includes 80,002 share of our common stock issuable upon the exercise of options.
(8)	Includes 16,667 shares of our common stock issuable upon the exercise of options.
(9)	Includes 103,128 shares of our common stock issuable upon the exercise of options.
(10)	Includes 140,606 shares of our common stock issuable upon the exercise of options.
(11)	Includes 104,796 shares of our common stock issuable upon the exercise of options.
(12)	Includes 1,292,477 shares of our common stock issuable upon the exercise of options.
(13)	The address of Baupost Group, L.L.C. (“Baupost”) is 10 St. James Avenue, Suite 1700, Boston, Massachusetts 02116. Baupost is a registered investment adviser. SAK Corporation is the manager of Baupost. Seth A. Klarman, as the sole shareholder of SAK Corporation and a controlling person of Baupost, may be deemed to have beneficial ownership of the securities beneficially owned by Baupost. This information is based solely on a Schedule 13D/A filed on June 1, 2016. Does not include an aggregate of 33,422,459 shares of Keryx common stock issuable upon conversion $125 million in principal amount of Zero Coupon Convertible Senior Notes due 2020 beneficially owned by Baupost, which notes are not convertible, except in certain circumstances, until on or after June 8, 2017.
(14)	The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Includes 160,704 shares beneficially owned by Vanguard Fiduciary Trust Company and 18,300 shares beneficially owned by Vanguard Investments Australia, Ltd., each of which are a wholly-owned subsidiaries of The Vanguard Group, Inc. This information is based solely on a Schedule 13G/A filed on February 10, 2017.
(15)	The address of Abrams Capital, L.L.C. is 222 Berkeley Street, 21st Floor, Boston, Massachusetts 02116. The 5,719,176 shares are beneficially owned by Abrams Capital Management, LLC (“Abrams CM LLC”), Abrams Capital Management L.P. (“Abrams CM LP”) and David Abrams and include 5,412,832 shares beneficially owned by Abrams Capital, LLC, which represent shares beneficially owned by private investment funds for which Abrams Capital, LLC serves as general partner. In addition to the shares beneficially owned by Abrams Capital, LLC, the shares beneficially owned by Abrams CM LP and Abrams CM LLC also represent shares beneficially owned by another private investment fund for which Abrams CM LP serves as investment manager. Abrams CM LLC is the general partner of Abrams CM LP. The shares beneficially owned by Mr. Abrams represent the above referenced shares beneficially owned by Abrams Capital, LLC and Abrams CM LLC. Mr. Abrams is the managing member of Abrams Capital, LLC and Abrams CM LLC. Each disclaims beneficial ownership of the shares except to the extent of its or his pecuniary interest therein. This information is based solely on a Schedule 13G/A filed on February 10, 2017.
(16)	The address of BlackRock Inc. is 55 East 52nd Street, New York, New York 10055. BlackRock Inc. beneficially owns the shares as a parent holding company or control person, in accordance with Rule 13d-1(b)(1)(ii)(G), of various subsidiaries of BlackRock, Inc. This information is based solely on a Schedule 13G filed on January 30, 2017.

PROPOSAL ONE:

ELECTION OF DIRECTORS; NOMINEES

Our Amended and Restated Bylaws provide that the Board of Directors shall consist of one or more members, as determined from time to time by resolution of the Board of Directors. Our Board of Directors currently consists of eight members. Eight of our current directors have been nominated for re-election at the 2017 Annual Meeting of Stockholders by all of our independent directors. The nominated directors are: John P. Butler, Kevin J. Cameron, Steven C. Gilman, Gregory P. Madison, Daniel P. Regan, Michael T. Heffernan, Jodie P. Morrison and Michael Rogers. For information about each of the nominees and our Board of Directors generally, please see “Corporate Governance-Our Board of Directors” beginning on page 5. If elected, the nominees will hold office until the next annual meeting and until a respective successor is elected and has been qualified, or until such director resigns or is removed from office. Management expects that each of the nominees will be available for re-election, but if any of them is unable to serve at the time the election occurs, your proxy will be voted for the election of another nominee to be designated by a majority of the independent directors serving on our Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTORS. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED “FOR” ALL OF THE NOMINEES. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF COMMON STOCK PRESENT, IN PERSON OR BY PROXY, AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE ELECTION OF THE NOMINEES.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF UHY LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors is submitting the selection of UHY LLP as our independent registered public accounting firm to the stockholders for ratification at our Annual Meeting. Stockholder ratification of our independent registered public accounting firm is not required by our Amended and Restated Bylaws or otherwise. If UHY LLP is not ratified as our independent registered public accounting firm by a majority of the shares present or represented by proxy, the Audit Committee will review its future selection of independent registered public accounting firm. UHY LLP will still serve as our independent registered public accounting firm for the year ending December 31, 2017, if it is not ratified by our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF UHY LLP AS KERYX’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2017. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK PRESENT, IN PERSON OR BY PROXY, AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR RATIFICATION OF THE APPOINTMENT OF UHY LLP.

PROPOSAL THREE:

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires that our stockholders approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in accordance with the executive compensation disclosure rules contained in Item 402 of the SEC’s Regulation S-K. In accordance with the stockholders’ recommendation at the 2011 annual meeting, Keryx has determined that the frequency of an advisory vote on the compensation of the named executive officers of the Company will be conducted every year. Accordingly, we are seeking input from our stockholders with this advisory vote on the compensation of our named executive officers. The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying executive compensation tables and narrative discussion contained in this proxy statement. We are providing this vote as required pursuant to Section 14A of the Securities Exchange Act of 1934, and we expect that the next advisory vote after the vote occurring at this Annual Meeting will occur next year at the 2018 Annual Meeting of Stockholders.

As an advisory vote, this proposal is not binding on Keryx, the Board of Directors, or the Compensation Committee. However, the Board of Directors and Compensation Committee intend to carefully review the results of all stockholder votes and take them into consideration when making future decisions regarding executive compensation.

We believe our executive compensation program as a whole is well suited to promote our objectives in both the short and long term. As described above in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee has designed our executive compensation program to reflect its philosophy that executive compensation should be directly linked to corporate performance with the ultimate objective of increasing long-term stockholder value. The driving philosophy and objectives behind our executive compensation programs are:

•	to attract, retain, motivate and reward outstanding employees;

•	to align employees’ interests with those of our stockholders by creating a strong focus on stock ownership and basing pay on performance measures that drive long-term stockholder value;

•	to incentivize our employees to achieve our business goals; and

•	to reflect our “pay for performance” culture.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE ACCOMPANYING COMPENSATION TABLES AND NARRATIVE DISCUSSION CONTAINED IN THIS PROXY STATEMENT. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK PRESENT, IN PERSON OR BY PROXY, AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED TO APPROVE THE COMPENSATION.

PROPOSAL FOUR:

ADVISORY VOTE TO APPROVE THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are seeking your input with regard to the frequency of holding future stockholder advisory votes on the compensation of our named executive officers. In particular, we are asking whether the advisory vote on the compensation of our named executive officers (Proposal Three) should occur every year, every two years or every three years. Because your vote is advisory, it will not be binding on our Compensation Committee or our Board of Directors. However, the Compensation Committee and the Board of Directors will review the voting results and take them into consideration when making future decisions regarding how frequently it should present the advisory vote on the compensation of our named executive officers to our stockholders.

Our Board of Directors has determined that an annual advisory vote on executive compensation will allow our stockholders to provide timely, direct input on our executive compensation policies and practices as disclosed in the proxy statement each year. In determining to recommend that stockholders vote for a frequency of once per year, our Board of Directors considered how an advisory vote at this frequency might over-emphasize short-term variations in compensation and business results, while a long-term focus for our executive compensation is appropriate. On balance, however, our Board of Directors has determined that the advantages of receiving regular and prompt feedback from our stockholders on our executive compensation outweigh this concern at this time. In addition, the Board of Directors took into consideration that our stockholders voted in favor of a yearly advisory vote on our executive compensation when the frequency of such advisory votes was last voted upon by our stockholders in 2011.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the Board of Directors’ recommendation. The affirmative vote of a majority of the shares voted for this proposal — every year, every two years or every three years — will be the frequency approved, on an advisory basis, by our stockholders. However, because the vote on the frequency of holding future advisory votes on the compensation of our named executive officers is not binding, if none of the frequency options receives a majority vote, the option receiving the greatest number of votes will be considered the frequency preferred by our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE, ON AN ADVISORY BASIS, THE FREQUENCY OF HOLDING A VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY YEAR, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH FREQUENCY UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY CARD.

PROPOSAL FIVE:

RATIFICATION OF THE FILING AND EFFECTIVENESS OF THE CERTIFICATE OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION FILED WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE ON MAY 26, 2016

Our Board of Directors determined that it is advisable and in the best interests of the Company and our stockholders to ratify the filing and effectiveness of the Certificate of Amendment to our Certificate of Incorporation filed with the Secretary of State of the State of Delaware on May 26, 2016 (the “May 2016 Certificate of Amendment”) pursuant to Section 204 of the DGCL retroactive to the effectiveness of the filing of the May 2016 Certificate of Amendment.

Background

At the 2016 Annual Meeting of Stockholders held on May 25, 2016, we sought stockholder approval of an amendment to our Certificate of Incorporation to increase the authorized number of shares of our common stock by 50,000,000 shares from 130,000,000 shares of common stock to 180,000,000 shares of common stock.

In connection with our issuance and sale of $125 million of Convertible Senior Notes due 2020, or the Notes, in October 2015 to funds managed by The Baupost Group, L.L.C, or Baupost, we agreed to use our best efforts to obtain stockholder approval of an increase in our authorized share capital sufficient to cover the conversion of all of the Notes into shares of our common stock. The Notes are convertible at an initial conversion rate of 267.3797 shares of our common stock per $1,000 principal amount, equal to a conversion price of $3.74 per share. At the time of the 2016 Annual Meeting of Stockholder, approximately $60.7 million of the Notes were convertible into shares of our common stock at the option of Baupost and the remaining approximate $64.3 million of the Notes were contingently convertible into shares of our common stock or cash at the option of Baupost. If the increase in the authorized shares of our common stock was approved by our stockholders by July 1, 2016, the portion of the Notes that were contingently convertible would be convertible into shares of our common stock at the option of Baupost. If the increase in the authorized shares of our common stock was not approved by our stockholders by July 1, 2016, the contingently convertible portion of the Notes would be convertible into cash at the option of Baupost. If the Notes were converted by Baupost before July 1, 2016, the contingently convertible portion thereof would have been settled subsequent to July 1, 2016 in shares of common stock if the increase in the authorized shares of our common stock was approved by our stockholders on or before July 1, 2016 or in cash, based on the conversion rate of the Notes and the volume-weighted average price of our common stock over a five trading day period, if such stockholder approval was not obtained by July 1, 2016. Approximately 17.2 million of the 50,000,000 share increase set forth in the May 2016 Certificate of Amendment was to satisfy our agreement with Baupost in connection with the issuance of the Notes.

As of March 15, 2016, approximately 105.9 million shares of our common stock were issued and outstanding (excluding 79,948 treasury shares), approximately 16.2 million shares of our common stock were reserved for issuance upon conversion of the convertible portion of the Notes and approximately an additional 7.4 million shares were reserved for issuance upon the conversion of existing securities and exercise of options granted under our various stock-based plans. Accordingly, a total of approximately 23.6 million shares of common stock were available for future issuance, which does not include the 17.2 million shares of common stock potentially issuable upon conversion of the contingently convertible portion of the Notes as in effect on the date of the 2016 Annual Meeting of Stockholders.

On April 10, 2017, we amended the terms of the Notes so that Baupost may not convert the Notes before June 8, 2017, the date of the Annual Meeting, except in certain circumstances. On or after June 8, 2017, the Notes will be convertible entirely into shares of our common stock or cash depending upon whether or not an increase in the authorized shares of our common stock has been approved by our stockholders. As of March 15, 2017, approximately 107.7 million shares of our common stock were issued and outstanding (excluding 79,948 treasury shares) and approximately 33.4 million of the 50,000,000 share increase set forth in the May 2016 Certificate of Amendment is to satisfy our agreement with Baupost in connection with the Notes.

In addition to providing for sufficient shares of authorized common stock to allow for the conversion of all of the Notes into common stock as discussed above, the Board of Directors believed it was in in our best interest to have sufficient additional authorized but unissued shares of common stock available in order to provide flexibility for corporate action in the future. Management believed that the availability of additional authorized shares for issuance from time to time in the Board of Directors’ discretion in connection with possible acquisitions of other companies, future financings, investment opportunities, stock splits or dividends or for other corporate purposes was desirable in order to avoid repeated separate amendments to our Certificate of Incorporation and the delay and expense incurred in holding special meetings of the stockholders to approve such amendments. We did not have any specific understandings, arrangements or agreements with respect to any future acquisitions that would have required us to issue a material amount of the additional new shares of our common stock that were authorized by the May 2016 Certificate of Amendment. However, the Board of Directors believed that the available unissued shares at the time of the 2016 Annual Meeting of Stockholders did not provide sufficient flexibility for corporate action in the future.

At the 2016 Annual Meeting of Stockholders, our independent inspector of elections determined that the proposal to approve an amendment to our Certificate of Incorporation to increase the authorized number of shares of our common stock by 50,000,000 shares from 130,000,000 shares of common stock to 180,000,000 shares of common stock received the requisite stockholder approval and certified that the proposal passed. We subsequently filed the May 2016 Certificate of Amendment with the Secretary of State of the State of Delaware on May 26, 2016.

Although our independent inspector of elections certified that the proposal passed, a question was raised regarding the validity of the vote. The Board of Directors, in consultation with counsel, determined that our inspector of elections for the 2016 Annual Meeting of Stockholders may not have correctly tabulated the voting results for this proposal and thus the proposal may not have been approved by the requisite vote of the stockholders. Although the Board of Directors was unable to make a definitive determination regarding the tabulation of the vote, the Board of Directors has determined that it would be advisable and in the best interests of the Company and our stockholders to ratify the filing and effectiveness of the May 2016 Certificate of Amendment pursuant to Section 204 of the DGCL in order to eliminate any uncertainty related to the effectiveness of the May 2016 Certificate of Amendment. If the Amendment Ratification is approved by the stockholders and becomes effective, the ratification will be retroactive to May 26, 2016, the time of the filing of the May 2016 Certificate of Amendment with the Secretary of State of State of Delaware.

The Board Approved the Ratification of the May 2016 Certificate of Amendment

Section 204 of the DGCL, which is a relatively new statutory provision that became effective on April 1, 2014, allows a Delaware corporation, by following specified procedures, to validate a defective corporate act retroactive to the date the defective corporate act was originally taken.

On March 21, 2017, our Board of Directors determined that it would be advisable and in the best interests of the Company and its stockholders to ratify the filing and effectiveness of the May 2016 Certificate of Amendment pursuant to DGCL Section 204 in order to eliminate any uncertainty related to its effectiveness.

Our Board of Directors adopted the resolutions (attached hereto as Annex A and incorporated herein by reference) identifying the filing and effectiveness of the May 2016 Certificate of Amendment as a defective corporate act under Section 204 of the DGCL, identifying May 26, 2016 (the date the May 2016 Certificate of Amendment was filed with the Secretary of State of the State of Delaware) as the date of the defective corporate act, identifying the nature of the failure of authorization in respect thereof (the potential failure of the proposal to approve the May 2016 Certificate of Amendment to have received the requisite vote of the stockholders in accordance with Section 242 of the DGCL), and approving the Amendment Ratification.

Our Board of Directors further recommended that our stockholders approve the Amendment Ratification, and directed that the Amendment Ratification be submitted to our stockholders for approval.

Our Board of Directors further directed that notice of the Annual Meeting be provided (i) to all stockholders of the Company as of the record date for the Annual Meeting, and (ii) as required by Section 204, to all stockholders of the Company of record as of the time of the defective corporate act (i.e., May 26, 2016) other than those whose identities or addresses could not be determined from our corporate records. Our Board of Directors directed that the notice of meeting contain the statement required by Section 204 of the DGCL that any claim that the filing and effectiveness of the May 2016 Certificate of Amendment to be ratified pursuant to the Amendment Ratification is void or voidable due to the failure to receive the requisite stockholder vote for its adoption, or that the Delaware Court of Chancery should declare in its discretion that the Amendment Ratification not be effective or be effective only on certain conditions, must be brought within 120 days from the time that a certificate of validation filed in respect of the Amendment Ratification becomes effective in accordance with the DGCL.

Filing of a Certificate of Validation

Upon the receipt of the required vote of the stockholders to approve the Amendment Ratification, we will file a certificate of validation with respect to the May 2016 Certificate of Amendment with the Secretary of State of the State of Delaware (the “Certificate of Validation”). The time that the filing of the Certificate of Validation with the Secretary of State of the State of Delaware becomes effective in accordance with the DGCL will be the validation effective time of the Amendment Ratification within the meaning of Section 204 of the DGCL.

Effect of Ratification; Retroactive Validation of the May 2016 Certificate of Amendment

When the Certificate of Validation becomes effective in accordance with the DGCL, the May 2016 Certificate of Amendment will no longer be deemed void or voidable as a result of the potential failure of authorization described above, and the effect of the ratification will be retroactive to May 26, 2016, which was the time of the original filing of the May 2016 Certificate of Amendment with the Secretary of State of the State of Delaware.

Time Limitations on Legal Challenges to the Ratification of the May 2016 Certificate of Amendment

If the Amendment Ratification becomes effective, under the DGCL, any claim that the May 2016 Certificate of Amendment ratified pursuant to the Amendment Ratification is void or voidable due to the failure to receive the requisite stockholder vote for its adoption, or that the Delaware Court of Chancery should declare in its discretion that the Amendment Ratification not be effective or be effective only on certain conditions, must be brought within 120 days from the time that the filing of the Certificate of Validation with the Secretary of State of the State of Delaware becomes effective in accordance with the DGCL.

The Consequences if the Amendment Ratification is Not Approved by the Stockholders

If the Amendment Ratification is not approved by the requisite vote of stockholders, we will not be able to file the Certificate of Validation in order to ratify the filing and effectiveness of the May 2016 Certificate of Amendment pursuant to Section 204 of the DGCL. The failure to ratify the filing and effectiveness of the May 2016 Certificate of Amendment under Section 204 may leave us exposed to claims that the vote on the May 2016 Certificate of Amendment was not correctly tabulated and that the May 2016 Certificate of Amendment therefore was not validly adopted.

Regardless of the outcome on the Amendment Ratification, we are seeking separate approval at the Annual Meeting of an amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock to 230,000,000 shares pursuant to Proposal Six below (the “Proposed Amendment”). Even if you vote in favor of the Proposed Amendment, we seek your vote to approve the Amendment Ratification so as to eliminate any question whether the May 2016 Certificate of Amendment became effective on May 26, 2016.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT RATIFICATION. THE AFFIRMATIVE VOTE OF NOT LESS THAN A MAJORITY OF THE VOTES ENTITLED TO BE CAST BY ALL SHARES OF COMMON STOCK ISSUED AND OUTSTANDING ON THE RECORD DATE IS REQUIRED TO APPROVE THE AMENDMENT RATIFICATION.

PROPOSAL SIX:

APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED COMMON STOCK TO 230,000,000 SHARES

The Board of Directors has determined that it is advisable to increase our authorized common stock to 230,000,000 shares, and has voted to recommend that the stockholders adopt an amendment to our Certificate of Incorporation effecting the proposed increase. A copy of the proposed amendment to the Certificate of Incorporation is attached to this Proxy Statement as Annex B (referred to as the “Proposed Amendment” herein).

We are seeking approval of the Proposed Amendment regardless of the outcome of the Amendment Ratification in Proposal Five in this proxy statement. The Proposed Amendment increases our authorized common stock by 50,000,000 shares from the 180,000,000 shares of common stock authorized in the May 2016 Certificate of Amendment. If the May 2016 Certificate of Amendment is invalidated for any reason, the Proposed Amendment would increase our authorized common stock by 100,000,000 shares from the 130,000,000 shares of common stock authorized before the filing of the May 2016 Certificate of Amendment to 230,000,000 shares of common stock and a portion of the increase in the authorized shares of common stock would be reserved to cover conversion of the Notes.

The Board of Directors believes it continues to be in our best interest to have sufficient additional authorized but unissued shares of common stock available in order to provide flexibility for corporate action in the future. Management believes that the availability of additional authorized shares for issuance from time to time in the Board of Directors’ discretion in connection with possible acquisitions of other companies, future financings, investment opportunities, stock splits or dividends or for other corporate purposes is desirable in order to avoid repeated separate amendments to our Certificate of Incorporation and the delay and expense incurred in holding special meetings of the stockholders to approve such amendments. We currently have no specific understandings, arrangements or agreements with respect to any future acquisitions that would require us to issue a material amount of the additional new shares of our common stock. However, the Board of Directors believes that the currently available unissued shares do not provide sufficient flexibility for corporate action in the future.

We will not solicit further authorization by vote of the stockholders for the issuance of the additional shares of common stock proposed to be authorized, except as required by law, regulatory authorities or rules of the Nasdaq or any other stock exchange on which our shares may then be listed. The issuance of additional shares of common stock could have the effect of diluting existing stockholder earnings per share, book value per share and voting power. Our stockholders do not have any preemptive right to purchase or subscribe for any part of any new or additional issuance of our securities.

If the Proposed Amendment is approved by the stockholders, it will become effective upon filing and recording of a Certificate of Amendment as required by the DGCL.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED COMMON STOCK TO 230,000,000 SHARES. THE AFFIRMATIVE VOTE OF NOT LESS THAN A MAJORITY OF THE VOTES ENTITLED TO BE CAST BY ALL SHARES OF COMMON STOCK ISSUED AND OUTSTANDING ON THE RECORD DATE IS REQUIRED TO APPROVE THE PROPOSED AMENDMENT.

ADDITIONAL INFORMATION

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at: Keryx Biopharmaceuticals, Inc., One Marina Park Drive, 12th Floor, Boston, Massachusetts 02210, Attn: Brian Adams. You may also contact us at (617) 466-3500.

If you want to receive separate copies of the proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

Stockholder Proposals for Our 2018 Annual Meeting

Only proper proposals under Rule 14a-8 of the Exchange Act which are timely received will be included in the proxy materials for our next annual meeting. In order to be considered timely, such proposal must be received by our Corporate Secretary, Brian Adams, at One Marina Park Drive, 12th Floor, Boston, Massachusetts 02210, no later than December 28, 2017. We suggest that stockholders submit any stockholder proposal by certified mail, return receipt requested.

Our Amended and Restated Bylaws require stockholders to provide advance notice to the Company of any stockholder director nomination(s) and any other matter a stockholder wishes to present for action at an annual meeting of stockholders (other than matters to be included in our proxy statement, which are discussed in the previous paragraph). In order to properly bring business before an annual meeting, our Amended and Restated Bylaws require, among other things, that the stockholder submit written notice thereof complying with our Amended and Restated Bylaws to Brian Adams, our Corporate Secretary, at the above address, not less than 60 days nor more than 90 days prior to the anniversary of the preceding year’s annual meeting. Therefore, Keryx must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 (as discussed above) no sooner than March 10, 2018, and no later than April 9, 2018. If a stockholder fails to provide timely notice of a proposal to be presented at our 2018 Annual Meeting of Stockholders, the proxy designated by our Board of Directors will have discretionary authority to vote on any such proposal that may come before the meeting.

Other Matters

Our Board of Directors does not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the person named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

We will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our officers and employees may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

We have engaged The Proxy Advisory Group, LLC to act as our proxy solicitor in connection with the proposals to be acted upon at the Annual Meeting. Pursuant to our agreement with The Proxy Advisory Group, they will, among other things, assist in the solicitation of proxies and provide related advice and informational support in connection with the Annual Meeting. For these services, we will pay The Proxy Advisory Group a fee and reimburse them for customary disbursements, which are not expected to exceed $15,000 in total.

Incorporation of Information by Reference

The Compensation Committee Report and the Audit Committee Report contained in this proxy statement are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference.

Annex A

RESOLUTIONS OF THE BOARD OF DIRECTORS REGARDING THE AMENDMENT RATIFICATION

WHEREAS, at the Company’s 2016 annual meeting of stockholders held on May 25, 2016 (the “2016 Annual Meeting”), an amendment to increase the authorized number of shares of Common Stock, par value $0.001 per share (the “Common Stock”), to 180,000,000 shares (the “Amendment”) was submitted to a vote of the stockholders;

WHEREAS, in reliance on the certification of the Company’s inspector of elections that the Amendment had been adopted by the requisite vote of the stockholders at the 2016 Annual Meeting, the Company filed a Certificate of Amendment setting forth the Amendment with the Secretary of State of the State of Delaware (the “Secretary of State”) on May 26, 2016 (the “Certificate of Amendment”), whereupon the Amendment became effective;

WHEREAS, in consultation with counsel, the Board of Directors of the Company (the “Board”) has determined that the broker non-votes may have been improperly counted as votes “FOR” the proposal to adopt the Amendment and that, without counting such votes, the Amendment may not have been adopted by the requisite vote of the stockholders;

WHEREAS, in consultation with counsel, the Board has determined that, as a result thereof, the filing and effectiveness of the Certificate of Amendment may constitute a “defective corporate act” (as defined in Section 204(h) of the General Corporation Law) due to the failure of the Amendment to have been duly approved and adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware (the “General Corporation Law”);

WHEREAS, the Board has determined that it is advisable and in the best interests of the Company and its stockholders to ratify the filing and effectiveness of the Certificate of Amendment pursuant to and in accordance with Section 204 of the General Corporation Law (the “Ratification”) and, in connection therewith, to approve the filing of a certificate of validation in the form prescribed by Section 204 of the General Corporation Law and attached hereto as Exhibit A (the “Certificate of Validation”); and

WHEREAS, any claim that the defective corporate act being ratified under Section 204 of the General Corporation Law is void or voidable due to the failure of authorization, or that the Delaware Court of Chancery should declare in its discretion that the ratification thereof in accordance with Section 204 of the General Corporation Law not be effective or be effective only on certain conditions must be brought within 120 days from the applicable validation effective time (which, in the case of the Ratification, is the time at which the Certificate of Validation shall become effective under the General Corporation Law).

NOW, THEREFORE, BE IT RESOLVED, that the filing and effectiveness of the Certificate of Amendment is the defective corporate act to be ratified.

RESOLVED, FURTHER, that the date of the filing and effectiveness of the Certificate of Amendment was May 26, 2016.

RESOLVED, FURTHER, that the nature of the failure of authorization in respect of the filing and effectiveness of the Certificate of Amendment is the failure of the Amendment to have been duly approved and adopted in accordance with Section 242 of the General Corporation Law.

RESOLVED, FURTHER, that, pursuant to and in accordance with Section 204 of the General Corporation Law, the filing and effectiveness of the Certificate of Amendment be, and hereby is, approved, adopted and confirmed in all respects.

RESOLVED, FURTHER, that the Ratification be, and hereby is, submitted to holders of valid stock (as defined in Section 204(h) of the General Corporation Law) for approval and adoption thereby.

RESOLVED, FURTHER, that the Board hereby recommends that the holders of valid stock approve and adopt the Ratification.

RESOLVED, FURTHER, that, subject to the approval and adoption of the Ratification by the requisite vote of the holders of valid stock, the Board hereby approves the filing of the Certificate of Validation in respect thereof and the officers of the Company be, and each of them hereby is, authorized, empowered and directed to execute and file or cause to be filed the Certificate of Validation with the Secretary of State.

RESOLVED, FURTHER, that, any time before the validation effective time in respect of the Ratification, the Board may abandon the Ratification before or after stockholder approval thereof without further action by the stockholders.

Exhibit A to Board Resolutions

CERTIFICATE OF VALIDATION

OF

KERYX BIOPHARMACEUTICALS, INC.

Pursuant to Section 204 of the

General Corporation Law of the State of Delaware

Keryx Biopharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies as follows:

1.    The defective corporate act that is the subject of this Certificate of Validation is the filing and effectiveness of the Certificate of Amendment of the Certificate of Incorporation of the Corporation (the “Certificate of Amendment”) on May 26, 2016.

2.    The nature of the failure of authorization in respect of the filing and effectiveness of the Certificate of Amendment was the failure of the amendment set forth in the Certificate of Amendment to have been duly approved and adopted by the stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”).

3.    The defective corporate act that is the subject of this Certificate of Validation was duly ratified in accordance with Section 204 of DGCL pursuant to resolutions of the Board of Directors of the Corporation adopted on March 21, 2017 and resolutions of the stockholders of the Corporation adopted on June 8, 2017.

4.     The Certificate of Amendment was previously filed under Section 103 of the DGCL in respect of the defective corporate act that is the subject of this Certificate of Validation on May 26, 2016. A copy of the Certificate of Amendment is attached as Exhibit A to this Certificate of Validation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Validation to be executed by its duly authorized officer as of this          day of                         , 2017.

KERYX BIOPHARMACEUTICALS, INC.

By:
Name:
Title

EXHIBIT A TO CERTIFICATE OF VALIDATION

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

KERYX BIOPHARMACEUTICALS, INC.

Keryx Biopharmaceuticals, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “Corporation”), does hereby certify:

FIRST: That on March 31, 2016, the Board of Directors of the Corporation adopted resolutions setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation and declaring its advisability. The proposed amendment is as follows:

RESOLVED, that the Corporation’s Amended and Restated Certificate of Incorporation be amended by deleting Article FOURTH in its entirety and by substituting in lieu thereof the following:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 185,000,000, which is divided into 180,000,000 shares of Common Stock and; par value $0.001 per share, and 5,000,000 shares of Preferred Stock; par value $0.001 per share.”

SECOND: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by a duly authorized officer this 25th day of May, 2016.

By:	/s/ Gregory P. Madison
Gregory P. Madison
Chief Executive Officer and Director

Annex B

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

KERYX BIOPHARMACEUTICALS, INC.

Keryx Biopharmaceuticals, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “Corporation”), does hereby certify:

FIRST: That on March 21, 2017, the Board of Directors of the Corporation adopted resolutions setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation and declaring its advisability. The proposed amendment is as follows:

RESOLVED, that the Corporation’s Amended and Restated Certificate of Incorporation be amended by deleting Article FOURTH in its entirety and by substituting in lieu thereof the following:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 235,000,000, which is divided into 230,000,000 shares of Common Stock and; par value $0.001 per share, and 5,000,000 shares of Preferred Stock; par value $0.001 per share.”

SECOND: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by a duly authorized officer this          day of                         , 2017.

By:
Gregory P. Madison
Chief Executive Officer and Director

B-1

ANNUAL MEETING OF STOCKHOLDERS OF

KERYX PHARMACEUTICALS, INC.

June 8, 2017

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at http://www.astproxyportal.com/ast/11184/
i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS,

“FOR” PROPOSALS 2, 3, 5 AND 6, AND “1 YEAR” ON PROPOSAL 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
1. Election of Directors:		2. The ratification of the appointment of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2017.	☐	☐	☐
NOMINEES:
☐ FOR ALL NOMINEES	¡ John P. Butler		FOR	AGAINST	ABSTAIN
	¡ Kevin J. Cameron	3. The approval, on an advisory basis, of the compensation of our named executive officers as disclosed in our proxy statement.	☐	☐	☐
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ Steven C. Gilman
¡ Gregory P. Madison
	¡ Daniel P. Regan ¡ Michael T. Heffernan	1 Year	2 Years	3 Years	ABSTAIN
☐ FOR ALL EXCEPT (See instructions below)	¡ Jodie P. Morrison ¡ Michael Rogers	4. The recommendation, on an advisory basis, on the frequency of holding an advisory vote regarding compensation of our named executive officers. ☐	☐	☐	☐

			FOR	AGAINST	ABSTAIN
		5. The ratification of the filing and effectiveness of the Certificate of Amendment to our Certificate of Incorporation filed with the Secretary of State of the State of Delaware on May 26, 2016.	☐	☐	☐

			FOR	AGAINST	ABSTAIN
INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●	6. The approval of an amendment to our Certificate of Incorporation to increase our authorized common stock to 230,000,000 shares.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

⬛

Note:   Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

⬛

KERYX PHARMACEUTICALS, INC.

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

JUNE 8, 2017

The undersigned stockholder of Keryx Biopharmaceuticals, Inc. hereby appoints Gregory P. Madison, our Chief Executive Officer, and Brian Adams, our General Counsel and Corporate Secretary, with the power of substitution, as proxies to vote the shares of our common stock that the undersigned could vote if personally present at the Annual Meeting of Stockholders of Keryx Biopharmaceuticals, Inc. to be held at the offices of our legal counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. at One Financial Center, Boston, MA 02111, and any adjournment or postponement thereof.

Our Board of Directors hopes that stockholders will attend the 2017 Annual Meeting of Stockholders. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy card in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Annual Meeting and your cooperation will be appreciated. Stockholders who attend the Annual Meeting may vote their stock personally, even though they have sent in their proxy card.

(Continued and to be signed on the reverse side.)